UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Arrow Financial Corporation
(Name of Registrant as Specified In Its Charter)

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250 Glen Street
Glens Falls, New York 12801

April 23, 2026

Dear Shareholder:

You are cordially invited to attend the Arrow Financial Corporation Annual Meeting of Shareholders at 10:00 a.m. on June 3, 2026. Arrow Financial Corporation (the "Company") will host the Annual Meeting virtually. Visit our website at arrowfinancial.com for more information.

As in the past, our meeting will begin with a review of all voting matters and then feature a short presentation on the Company. Additional details about the Annual Meeting and related voting instructions can be found in the following Notice of 2026 Annual Meeting of Shareholders and related Proxy Statement.

As we reflect on 2025, Arrow Financial Corporation delivered a year of disciplined execution, strong financial performance and meaningful progress on our strategic priorities. This was our first full year operating as Arrow Bank National Association®, or Arrow Bank™, and the successful integration of our former subsidiary banks marked an important milestone. In July, we completed the “One Bank Weekend” conversion and officially launched our unified brand on all platforms. This effort, years in the making, brought our people, systems and identity together under one name, one mission and one commitment to serving our customers and communities.

This unification strengthened our foundation, and the results were reflected in our performance. In 2025, Arrow delivered strong operating results, achieving net income of $44.0 million, or $2.65 per share, 50% growth in earnings per share, expansion of net interest margin to 3.19% and tangible book value growth exceeding 10%. Return on average assets surpassed 1.20% in the fourth quarter, demonstrating the resilience of our balance sheet and the success of our strategic initiatives. These outcomes reflect our continued focus on prudent risk management, operational efficiency and value creation for shareholders.

Our commitment to the communities we serve also remained central to who we are. In 2025, we surpassed $1 million in total giving for the first time, supporting 424 organizations. Nearly half of this support advanced CRA-eligible initiatives, including financial empowerment, housing, workforce development and essential needs. Our employees contributed more than 13,700 volunteer hours, underscoring their deep dedication to the communities we call home.

Throughout 2026, we celebrate our 175th anniversary and we do so with a unified brand, a strong financial position and a team committed to excellence. Thank you for your continued trust and investment in Arrow Financial Corporation. We look forward to building on this momentum in the year ahead.

For a better understanding of our Company, including its compensation practices and corporate governance structure, please review our attached proxy materials and Annual Report on Form 10-K. Whether or not you plan to attend the Annual Meeting this year, it is important to us that your shares are represented. We encourage you to vote your shares promptly, and in advance of the Annual Meeting. Thank you.

Sincerely,

/s/ Tenée R. Casaccio            /s/ David S. DeMarco

Tenée R. Casaccio            David S. DeMarco
Chair of the Board            President and Chief Executive Officer

250 Glen Street
Glens Falls, New York 12801

NOTICE OF
2026 ANNUAL MEETING OF SHAREHOLDERS

April 23, 2026

To the Shareholders of Arrow Financial Corporation:

The Annual Meeting of Shareholders of Arrow Financial Corporation, a New York corporation, will be held on Wednesday, June 3, 2026, beginning at 10:00 a.m. Eastern Daylight Time. The Company will host the Annual Meeting virtually. Instructions on how to participate via the Internet, including how to demonstrate proof of stock ownership, are available at: www.proxyvote.com. Shareholders may vote and submit questions prior to attending the Annual Meeting via the Internet. Please see the Additional Voting Information section of this Proxy Statement for additional important information regarding the virtual Annual Meeting.

The Annual Meeting of Shareholders of Arrow Financial Corporation will consider and vote upon the following matters, as described more fully in the Proxy Statement attached to this Notice:

1.The election of four Class A Directors to three-year terms.

2.Advisory approval of our 2025 executive compensation (“Say-on-Pay”).

3.Ratification of the selection of Crowe LLP ("Crowe") as our independent auditor for 2026.

4.Any other business that may properly come before the 2026 Annual Meeting, or any adjournment or postponement thereof.

Shareholders of record as of the close of business on April 6, 2026 will be entitled to vote at the 2026 Annual Meeting, or any adjournment or postponement thereof. Please see the Additional Voting Information section of the Proxy Statement for more information on how to vote.

Please ensure that your shares are represented at the 2026 Annual Meeting, as your vote is important. See the attached Proxy Statement for more information on how to vote your shares. Thank you.

By Order of the Board of Directors,

/s/ Andrew J. Wise
Andrew J. Wise
Senior Executive Vice President, Chief Risk Officer and Corporate Secretary

250 Glen Street
Glens Falls, New York 12801

PROXY STATEMENT TABLE OF CONTENTS

250 Glen Street
Glens Falls, New York 12801

PROXY STATEMENT

General Voting Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Arrow Financial Corporation (“Company”), a New York corporation, of proxies to be voted at the 2026 Annual Meeting of Shareholders (“Annual Meeting”) to be held virtually on June 3, 2026, at 10:00 a.m., or at any adjournment or postponement thereof.

The release of the Notice Regarding the Availability of Proxy Materials, the Notice of 2026 Annual Meeting of Shareholders, the Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2025 (collectively, the “Proxy Materials”) is scheduled to begin on April 23, 2026, to shareholders of record as of the close of business on April 6, 2026. As of the record date, there were 16,526,628 shares of Company common stock outstanding, and each share is entitled to one vote at the Annual Meeting.

To vote, please follow the instructions in the Notice Regarding the Availability of Proxy Materials or in the other Proxy Materials. If you wish to receive a printed copy of the Proxy Materials, please follow the instructions in the Notice Regarding the Availability of Proxy Materials. The Proxy Materials will be mailed within three business days of receipt of your request. Shareholders who previously requested electronic copies will receive them in that format.

Please be sure that your shares are represented at the Annual Meeting by completing and submitting your proxy by telephone, online or by requesting and returning a completed paper proxy card. Please see the Additional Voting Information section of this Proxy Statement for more information on how to vote.

Voting Item 1 – Election of Four Class A Directors to Three-Year Terms

Summary and Board Recommendation:

Item 1 at the Annual Meeting is the election of four Class A Directors to three-year terms expiring at the 2029 Annual Meeting of Shareholders and/or until their respective successors are elected and qualified. The Board has nominated for election Mark L. Behan, Gregory J. Champion, Darrin M. Jahnel and Daniel J. White as Class A Directors.

All four nominees were unanimously recommended by the Governance and Risk Committee to the Board, are currently serving as Directors and have been determined to be qualified and have consented to serve if elected.

There are no arrangements or understandings between any Director or Director nominee and any other persons pursuant to which such person was selected as a Director or nominee. None of the Directors are party to any agreement or arrangement that would require disclosure pursuant to Listing Rule 5250(b)(3) for the National Association of Securities Dealers, Inc. ("NASDAQ®") Stock Market, where the Company’s common stock is listed. This rule requires disclosure of agreements or arrangements between a Director and a third party related to the Director's service on the Board.

The Board has no reason to believe that any of these nominees will decline or be unable to serve if elected. Under applicable law and the Company’s bylaws, Directors are elected by a plurality of the shares voted at the Annual Meeting, meaning the nominees receiving the most “For” votes will be elected. For additional information regarding the vote requirements for Item 1, the treatment of abstentions and broker "non-votes" and a description of the Company’s Majority Voting Policy with respect to the election of Directors, please see the Additional Voting Information section.

•Vote Recommendation: Your Board recommends you vote “For” each of its four nominees: Mark L. Behan, Gregory J. Champion, Darrin M. Jahnel and Daniel J. White.

Director Nomination Process:

The Governance and Risk Committee is responsible for identifying and recommending to the full Board suitable nominees to serve as Directors, including incumbents. Director nominees are selected based upon the following criteria, among others:

•Individual Strengths: The candidate’s knowledge, skill, experience and expertise.
•Board Composition: The objective of achieving certain characteristics for the Board as a group, such as diversity of background, occupation, viewpoint and other attributes.
•Succession Planning: Balance among age groups from those who are in mid-career to those nearing or recently entered into retirement.

Additionally, the Governance and Risk Committee will not generally recommend a new candidate for nomination unless the candidate has demonstrated notable leadership and accomplishment in business, higher education, politics and/or cultural endeavors. The Governance and Risk Committee further assesses a candidate’s understanding of the regulatory and policy environment in which the Company does business and the candidate's interest in the communities served by the Company. Other factors considered by the Governance and Risk Committee include a candidate’s personal character, integrity and financial acumen. For candidates with prior experience as a Director of the Company or one of its current subsidiaries, including Arrow Bank and Upstate Agency, LLC ("Upstate Agency"), or its former subsidiary Saratoga National Bank and Trust Company ("SNB"), such candidate's service record will be an important factor in evaluating the desirability of the candidate's continuing service as a Director. Generally, Directors may not serve on the boards of more than two other public companies and may not serve on the board of any other public company whose principal business is financial services.

To identify new candidates for Director, the Governance and Risk Committee will employ its own search protocols, seek suggestions from management and consider any Director nominee proposals it properly receives from shareholders. The same screening process is applied to all suggested candidates, regardless of the source. The

Board will give substantial weight to the recommendations of the Governance and Risk Committee in selecting Director nominees for election and in filling Director vacancies. Under normal circumstances, the Board will not select nominees, including incumbent Directors, who have not been recommended by a majority of the members of the Governance and Risk Committee. For information on how shareholders may participate in the Director nomination process, see “Shareholder Submissions of Director Nominees for the 2027 Annual Meeting” in the Additional Shareholder Information section.

Director Nominee and Continuing Director Biographies:

We have prepared the following biographies to provide shareholders with detailed information about each continuing Director and Director nominee, all of whom are currently serving as Directors of the Company. No specific minimum qualification standards have been established.

Class A Nominees (terms expiring in 2029, if elected)

Mark L. Behan
Mr. Behan, age 65, was appointed Vice-Chair of the Arrow Board of Directors in June 2024 and has been a Director of the Company since 2017; he also served as a Director of the Company’s subsidiary banks, Glens Falls National Bank and Trust Company ("GFNB") and SNB, now named Arrow Bank, since 2015 and 2022, respectively. Mr. Behan founded Behan Communications, Inc. in 1988. Behan Communications, Inc. is a public affairs and strategic communications firm serving national and regional clients and is an adviser to chief executives in major businesses and non-profit organizations in the Capital Region of New York state. Mr. Behan serves as a director or trustee of several nonprofit organizations. He is a graduate of Colgate University. As a former newspaper executive, Mr. Behan brings extensive knowledge of the economic, political and community issues of the Capital Region and the Adirondacks of New York state to the Board.

Gregory J. Champion
Mr. Champion, age 71, has been a Director of the Company since 2021; he also served as a Director of the Company's subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2018 and 2022, respectively; and a Director of the Company's insurance subsidiary, Upstate Agency, since 2025. Mr. Champion is a retired attorney who previously served as Chief Legal Officer for Syncromune, Inc., a privately held clinical stage biopharmaceutical company seeking to develop intra-tumoral immunotherapy treatment for metastatic cancer patients, and prior to that served as the managing member of the Albany, New York office of Bond, Schoeneck & King, PLLC law firm. Mr. Champion has a B.A. from St. Lawrence University and a J.D. (summa cum laude) from Syracuse University College of Law. Mr. Champion brings more than 30 years of legal experience, including advising both privately held and publicly traded companies on corporate governance matters and serving as corporate secretary.

Darrin M. Jahnel
Mr. Jahnel, age 49, has been a Director of the Company and Arrow Bank since November 2025. Mr. Jahnel is Chief Executive Officer and Co-Founder of Jahnel Group and InfoLink, and Chief Executive Officer of Logic Technologies, all located in Schenectady, New York. Under his leadership, Jahnel Group appeared on the Inc. 5000 list for seven consecutive years and earned multiple Best Workplace awards for its thriving culture. Mr. Jahnel is a graduate of UAlbany and NYU’s Stern School of Business. He is also a paid speaker and member of Mensa. Mr. Jahnel is a dynamic CEO, entrepreneur and AI expert and brings more than 25 years of experience building and scaling companies.

Daniel J. White
Mr. White, age 61, was appointed a Director of the Company and its subsidiary banks, GFNB and SNB, now named Arrow Bank, in November 2024. He is a retired Managing Partner of the KPMG, LLP ("KPMG"), Albany Upstate New York offices. Mr. White also served as a KPMG Securities and Exchange Commission ("SEC") reviewing partner that included work with some of the firm's large community bank clients in the Northeast and Midwest. He is a graduate of Siena College and a licensed CPA in New York state. He has 37 years of diversified experience serving financial services-rated entities, including publicly traded bank holding companies, community banks, foreign-owned banks, thrifts, broker-dealers, mortgage banks, asset-based lenders and commercial paper conduits. Mr. White provides the Board with extensive financial and regulatory expertise, offering valuable insight into risk management and strategic growth.

Continuing Class B Directors (terms expiring in 2027)

David S. DeMarco
Mr. DeMarco, age 64, has been a Director of the Company since 2023; he also served as a Director of the Company's subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2022 and 2012, respectively. He has been President and Chief Executive Officer ("CEO") of Arrow Financial Corporation and Arrow Bank since 2023. Mr. DeMarco joined the Company in 1987 as a commercial lender and served in positions of increasing responsibility within the organization. In 2013, he was named President and CEO of SNB. He earned a bachelor's degree in finance from the University of Texas at Austin. He is a graduate of the Adirondack Regional Chamber of Commerce's Leadership Program and the Stonier Graduate School of Banking. Active in the community, he serves as Immediate Past Chair of the Capital Region Chamber of Commerce Board of Directors and sits on the boards of various non-profits dedicated to healthcare and economic development. Mr. DeMarco brings a strategic vision, industry and community expertise and a commitment to sustainable growth to the Board.

Kristine D. Duffy, Ed.D.
Dr. Duffy, age 60, was appointed a Director of the Company in November 2024; she also served as a Director of the Company’s subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2019 and 2022, respectively; and as a Director of the Company’s insurance subsidiary Upstate Agency, since 2020. Dr. Duffy served as President of SUNY Adirondack in Queensbury, New York from 2013 to 2025, and currently serves as strategic advisor for Behan Communications. Dr. Duffy serves on various non-profit boards. With more than 35 years of New York state higher education experience, Dr. Duffy brings personnel, strategic planning and capital fundraising expertise to the Board.

David G. Kruczlnicki
Mr. Kruczlnicki, age 73, has been a Director of the Company since 1989; he also served as a Director of the Company's subsidiary banks, SNB and GFNB, now named Arrow Bank, since 2015 and 2022, respectively. Mr. Kruczlnicki is President of a consulting firm that advises nonprofits on business planning, and teaches at Siena College, Clarkson University Graduate School and UNC/Chapel Hill. He was President and CEO of Glens Falls Hospital, a large regional medical center, from 1989 until his retirement in 2013. Mr. Kruczlnicki received a bachelor’s degree from Siena College and a master’s degree from Rensselaer Polytechnic Institute. He also served on the board of directors of several affiliates of Glens Falls Hospital, numerous other health-related organizations and Pruyn & Company, a local, privately owned paper company. As a former healthcare executive, Mr. Kruczlnicki has significant experience overseeing finance and human resources, as well as directorship experience from his service as a director of numerous private and regional organizations.

Raymond F. O’Conor
Mr. O'Conor, age 70, has been a Director of the Company since 2017; he also served as a
Director of the Company's subsidiary banks, SNB and GFNB, now named Arrow Bank, since 1996 and 2022, respectively. Mr. O'Conor served as CEO of Saratoga County Capital Resource Corporation, a community development agency, from 2014 until his retirement in 2025. He was a Senior Vice President of the Company from 2009 until his retirement in 2012, and also served as President and CEO of SNB from 1995 until his retirement. He is also a published author. Mr. O'Conor has an extensive knowledge of community banking, and more specifically, the Company, as a former member of the executive management team.

Continuing Class C Directors (terms expiring in 2028)

Tenée R. Casaccio, AIA
Ms. Casaccio, age 60, was appointed Chair of the Arrow Board of Directors in June 2024; has been a Director of the Company since 2014; and served as a Director of the Company's subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2010 and 2022, respectively. Ms. Casaccio served as President of JMZ Architects and Planners, PC, a nationally certified Women-Owned Business Enterprise located in Glens Falls, New York, from 2009 through 2025. She earned a Bachelor of Architecture degree from Virginia Tech and holds licenses to practice architecture in New York and several other states. She has been with JMZ since 1993. Ms. Casaccio has significant executive experience and a strong understanding of the New York business climate.

James M. Dawsey
Mr. Dawsey, age 73, was appointed a Director of the Company in November 2024; he also served as a Director of the Company’s subsidiary banks, SNB and GFNB, now named Arrow Bank, since 2010 and 2022, respectively; and a Director of the Company’s insurance subsidiary Upstate Agency, since 2022. Mr. Dawsey is the President of MLB Construction Services, LLC. He has more than 45 years of experience in construction management and operations oversight. He earned a Bachelor of Civil Engineering degree from Manhattan College and a Master of Arts in Management from the State University of New York, Plattsburgh. Mr. Dawsey holds general contractor licenses in more than 10 states and is a Commonwealth of Massachusetts Construction Supervisor Member. He also sits on the board of directors of Local Union 157 and the Eastern Contractors Association. Mr. Dawsey's ability to ensure financial strength and operational efficiency provides valuable insight to the Board.

Colin L. Read, Ph.D.
Dr. Read, age 66, has been a Director of the Company since 2013; he also served as a Director of the Company's subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2010 and 2022, respectively. Dr. Read is a professor of economics and finance in the State University of New York system. He served as Mayor of the City of Plattsburgh, New York in 2016, after three years of service on the Clinton County Legislature. He is President of ESG Analytics Group, has taught money and finance since 1987 and teaches sustainability. He is a published author, with various contributions to print, online and television media, as well as 12 books on global finance. Dr. Read has a Ph.D. in economics from Queen’s University, an MBA from the University of Alaska, a law degree from the University of Connecticut and a master’s degree in Taxation from the University of Tulsa. Dr. Read's expertise in economics and understanding of the Plattsburgh, New York area are key strengths.

Philip C. Morris
Mr. Morris, age 71, was appointed a Director of the Company in November 2024; he also served as a Director of the Company’s subsidiary banks, SNB and GFNB, now named Arrow Bank, since 2017 and 2022, respectively; and as a Director of the Company's insurance subsidiary, Upstate Agency, since 2022. Mr. Morris is the CEO of Proctors Collaborative, a performing arts center in Schenectady, New York, with regional subsidiaries, TheRep, in downtown Albany, New York and Universal Preservation Hall in downtown Saratoga Springs, New York. Active in the community, Mr. Morris currently serves on the Capital Region Economic Development Council. Mr. Morris brings extensive expertise in cultural facilities and development to the Board.

Director Compensation:

The Compensation Committee makes recommendations to the full Board regarding Director compensation. The Board itself, however, is responsible for determining the compensation payable to Directors for their services. Amounts paid for service on the boards of directors of Arrow Bank are considered by the Board in its periodic review of total Director compensation.

• Director Compensation for 2025
With respect to 2025 Director compensation, at its January 2025 meeting, the Arrow Board of Directors approved the following Director retainer fees for 2025:

2025 Director Compensation Table
Annual Retainer	Position
$30,000	Arrow Director
$20,000	Arrow Bank Director

$7,500	Member, Audit Committee
$5,000	Member, Compensation Committee
$5,000	Member, Governance and Risk Committee
$2,500	Member, NCIA Board and Wealth Management Committee
$2,500	Manager, Upstate Agency, LLC

$12,500	Chair, Audit Committee
$10,000	Chair, Compensation Committee
$10,000	Chair, Governance and Risk Committee
$7,500	Chair, NCIA Board and Wealth Management Committee
$5,000	Chair, Upstate Agency, LLC

$25,000	Chair, Arrow Board
$15,000	Chair, Arrow Bank Board

Only non-management Directors receive compensation for their services as Directors. Management Directors (those persons who are also officers) receive no additional compensation for their services as Directors. Therefore, Mr. DeMarco, our President and CEO who is also a Director, did not receive Director compensation in 2025, although he was entitled to reimbursement of any expenses incurred in connection with his service as Director.
The 2025 quarterly Director payments included a portion of the fees payable in shares of Company common stock in accordance with the Arrow Financial Corporation 2023 Directors' Stock Plan (the "2023 DSP"). In accordance with the 2023 DSP, a portion of the 2025 Directors’ fees, as determined by the Board in its sole discretion, was payable to the Directors in shares of Company common stock, as opposed to cash or any other form of compensation, subject to applicable law and the provisions of the plan. Each Director elected the percentage of their directors’ fees payable in common stock from the portion that would otherwise be payable to the Director. With respect to director compensation payable in 2025, Directors Dake (until his June 2025 retirement), Dawsey and Miller elected to increase the portion of their fees payable in shares of the Company's common stock such that 100% of their fees would be payable in shares of the Company's common stock.

•Directors' Deferred Compensation Plan
Under the Company’s Directors’ Deferred Compensation Plan, Directors of the Company and Arrow Bank may elect to defer receipt of some or all of the cash fees otherwise payable to them in any year to a later date, subject to certain limits set forth in the Deferred Compensation Plan and applicable law. Under this unfunded plan, amounts deferred are credited to the plan account of the deferring Director. The deferred amounts earn interest from time to time at a rate equal to the highest rate being paid on individual retirement accounts by Arrow Bank. Deferred amounts are ultimately distributable on a date or dates selected by the Director, subject to certain restrictions. Distributions under the plan are payable in cash, either in a lump-sum or in annual installments as the participant may choose. During 2025, no Directors elected to defer fees under the plan.

•Incentive Stock-Based Compensation
Under the Company’s current long-term incentive plan, the Arrow Financial Corporation 2022 Long-Term Incentive Plan (“2022 LTIP”), the Board is authorized, in its discretion and after consultation with the Compensation Committee, to make grants of stock-based incentive awards to non-management Directors of the Company as additional compensation for their service as Directors. The terms and conditions of awards granted to Directors are established by the Board itself, not by the Compensation Committee. The Board believes the grant of equity incentive awards serves an important purpose by further aligning Directors’ interests with those of our shareholders.

In January 2025, the Board approved a grant of restricted stock to each non-management Director under the 2022 LTIP that will vest ratably over a three-year period, reinforcing the long-term nature of the grant. The number and grant date value of all such restricted stock awards are listed in the “2025 Director Compensation Table” later in this section.

Stock Ownership Guidelines
In order to better align the interests of Directors with the interests of our shareholders, the Company has established individual stock ownership guidelines for non-management Directors. Under these guidelines, each non-management Director of the Company is expected to achieve, within five years following such Director's election or appointment to the Board, and thereafter to maintain as long as such Director serves as a Director, beneficial ownership of a number of shares of the Company’s stock having a market value at least equal to five times the basic annual retainer fee payable from time to time to such Director for serving on the Company’s Board. The target ownership requirement for each non-management Director is set by the Compensation Committee and Governance and Risk Committee, and measured each year using holdings valued as of the last business day of the Company's fiscal year. Common shares owned outright (including shares held jointly with immediate family members or indirectly through a trust or spouse) or held through the Company's Employee Stock Ownership Plan ("ESOP") are currently counted toward the stock ownership requirement. Unvested equity awards and unexercised stock options do not count toward the stock ownership requirement. The independent members of the Board have the discretion to address and approve exceptions. Management Directors are also subject to stock ownership guidelines.

As of December 31, 2025 of the approximately 16.5 million shares outstanding, management ownership was estimated to be 0.6%, Director ownership was estimated to be 1.4% and employee ownership was estimated to be 5.2%. The aforementioned ownership percentages do not include approximately 0.4% in unvested restricted stock awards.

2025 Director Compensation Table
The following Director Compensation Table summarizes all compensation paid by the Company and Arrow Bank to the non-management Directors of the Company for the fiscal year ended December 31, 2025. Management Directors (who, in 2025, consisted solely of Mr. DeMarco) do not receive any compensation for service as Directors of the Company or its subsidiaries. Compensation received in 2025 by Mr. DeMarco is reported in the “Summary Compensation Table” within the Executive Compensation section.

Director	Fees Earned or Paid in Cash (a)	Stock Awards (b)	Restricted Stock Awards (c)	Dividends Paid on Unvested Restricted Stock Awards	Change in Pension Value/ Nonqualified Deferred Compensation Earnings	All Other Compensation	2025 Director Compensation Total
Mark L. Behan	$31,250	$31,250	$25,023	$1,442	$—	$—	$88,965
Tenée R. Casaccio	45,000	45,000	25,023	1,442	—	—	116,465
Gregory J. Champion	31,459	31,459	25,023	1,442	—	—	89,383
Gary C. Dake (d)	—	32,500	25,023	738	—	—	58,261
James M. Dawsey	—	61,041	15,014	824	—	—	76,879
Kristine M. Duffy	31,979	31,979	15,014	824	—	—	79,796
Darrin M. Jahnel (e)	—	—	—	—	—	—	—
David G. Kruczlnicki	33,750	33,750	25,023	1,442	—	—	93,965
Elizabeth A. Miller (f)	—	60,417	25,023	1,442	—	—	86,882
Philip C. Morris	31,042	31,042	15,014	824	—	—	77,922
Raymond F. O'Conor	28,542	28,542	25,023	1,442	—	—	83,549
Colin L. Read	31,667	31,667	25,023	1,442	—	—	89,799
Daniel J. White	36,667	36,667	5,005	206	—	—	78,545

(a)	Represents the cash portion of the Basic Annual Retainer and fees relating to service on Boards and Committees.
(b)
Represents that portion of each listed Director’s total 2025 Directors’ fees that were paid in shares of Company stock, in accordance with the 2023 DSP. For purposes of determining the number of shares of the Company’s common stock distributable to the Directors, the shares are valued at the market price of the Company’s common stock on the date of distribution, in accordance with FASB ASC TOPIC 718. In 2025, the Directors received, as payment of that portion of their basic annual retainer fee regularly payable in such year, shares of Company stock and a quarterly distribution of shares at a per share price based on the closing price of Company stock on the date of distribution. As of December 31, 2025, no non-employee Directors held any unvested stock awards under the 2023 DSP.

(c)
Restricted stock awards granted to Directors are valued in accordance with FASB ASC TOPIC 718. The restricted stock awards were granted January 29, 2025. The restricted stock vests ratably over a period of three years following the date of grant. As of December 31, 2025, each non-employee Director held the following number of unvested restricted stock awards: Behan 1,214, Casaccio 1,214, Champion 1,214, Dawsey 698, Duffy 698, Jahnel 0, Kruczlnicki 1,214, Miller 1,214, Morris 698, O'Conor 1,214, Read 1,214 and White 181. As of December 31, 2025, each non-employee Director held the following aggregate number of unexercised stock options (whether vested or not vested): Behan 6,665, Casaccio 7,896, Champion 2,637, Dawsey 1,591, Duffy 1,591, Jahnel 0, Kruczlnicki 3,817, Miller 6,439, Morris 1,591, O'Conor 3,217, Read 7,011 and White 0.

(d)	Mr. Dake retired in June 2025 and his 2025 Director compensation is reflective of the term of his service as a Director.
(e)	Since Mr. Jahnel was appointed to the Board in November 2025, he did not receive any Director compensation in 2025.
(f)	Ms. Miller is retiring from the Board at the Annual Meeting on June 3, 2026.

Voting Item 2 – Advisory Approval of Our 2025 Executive Compensation ("Say-on-Pay")

Summary and Board Recommendation:

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, Item 2 is a proposal to approve on an advisory basis the Company’s 2025 executive compensation (“Say-on-Pay”), as described in the Compensation Discussion and Analysis section. This vote is not intended to address a specific item of compensation, but rather the overall compensation of the Named Executive Officers (“NEOs”) and the philosophies, policies and practices as described in this Proxy Statement. Say-on-Pay is an advisory proposal, so the Company is not required to take any action as a result of this vote. However, the Compensation Committee will be asked to review the results of the shareholder vote to determine if any additional action is required, and it will carefully consider the results as part of its regular review and recommendations regarding executive compensation.

The Say-on-Pay advisory vote taken at the 2025 Annual Meeting of Shareholders was approved by our shareholders. Approval of Say-on-Pay will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on this proposal. For additional information regarding the vote requirements for Item 2 and the treatment of abstentions and broker "non-votes," please see the Additional Voting Information section.

•Vote Recommendation: Your Board recommends you vote “For,” on an advisory basis, the following Say-on-Pay resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers for the year ended December 31, 2025, as disclosed in this proxy statement pursuant to SEC regulations, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved on an advisory basis.”

Say-on-Pay Details:

The Company believes its executive compensation program is well-designed, appropriately aligns executive pay with Company performance and attracts, motivates and retains individuals whose interests are aligned with shareholders. Please see the Compensation Discussion and Analysis section for more information on compensation decisions and practices. As noted in the Compensation Discussion and Analysis section, the Company takes a conservative and consistent approach to its executive compensation program. We believe the program ties executive compensation in an appropriate way to corporate and individual performance in order to drive Company growth and shareholder value. We also believe the overall compensation programs use responsible and reasonable methods to motivate, retain and reward the NEOs. This approach facilitates the promotion of long-term profitability within acceptable risk parameters. The Company's key practices are highlighted below:

•Say-on-Pay: Following the frequency of the Say-on-Pay advisory shareholder vote at the 2022 Annual Meeting of Shareholders, the Board determined its current intention to include an advisory vote on executive compensation every year in its Proxy Statement. This will provide annual feedback from shareholders on the Company's pay practices.
•Employment Agreements and Change in Control Agreements: Consistent with shareholder advisory guidance, the Company's executive employment agreements with Messrs. DeMarco, Ivanov, Wise and Yrsha provide for change in control "double trigger" severance benefits upon a termination of employment without cause or by the executive for good reason by applying the applicable multiple of two to three times to the sum of base pay plus target bonus for the relevant year instead of applying the multiple to the executive average annual taxable compensation for the five-year period prior to the change in control. The Company's change in control agreements with Mr. Jacobs and Ms. Pancoe provide for change in control cash payments, under defined circumstances, equal to (i) one year’s Base Salary and (ii) the executive's target bonus.
•Competitive: Total executive compensation is in line with industry standards and the Company's peer group.
•Balanced: The Company's annual bonus plan is a balanced program based on quantitative and qualitative assessment of both the Company’s and the individual executive’s performance. Failure to meet financial targets (individually or at the corporate level) can result in materially reduced or forfeited bonuses, even if minimum performance levels are achieved.

•Annual Review: The annual bonus is based on goals that are reviewed and updated yearly and are set to encourage long-term profitability within accepted conservative risk parameters.
•Shareholder Aligned: Long-term equity-based incentives, such as restricted stock awards, recognize and encourage an alignment of executives' goals over the long term with those of the shareholders. Awards generally vest over a three or four-year period.
•Ownership Requirements: NEOs are required to own specific amounts of our stock based on their annual salaries.
•No Tax Gross-Up: The Company does not have tax gross-ups for NEOs.
•No Golden Parachutes: The Company does not have "golden parachutes" for NEOs; the top change-in-control payment is capped consistent with limits in the Internal Revenue Code of 1986, as amended (the "Code") so as to prevent the triggering of excess parachute taxes on the Company.

Voting Item 3 – Ratification of the Selection of Crowe as Our Independent Auditor for 2026

Summary and Board Recommendation:

Appointment of Independent Registered Public Accounting Firm
The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to appoint a new firm or re-engage our current firm. The Audit Committee has appointed Crowe LLP to continue as the Company's independent registered public accounting firm engaged for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2026. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the assigned audit team; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; the firm’s knowledge of our operations; and whether the provision of non-audit services, which relate primarily to tax services, is compatible with maintaining independence requirements. Crowe has represented that it is independent of the Company and has complied with applicable independence requirements in connection with its audit and permitted non-audit services.

The Board is submitting the selection of Crowe to our shareholders for ratification. If our shareholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Crowe are expected to attend the Annual Meeting and will respond to appropriate questions as quickly as possible after the Annual Meeting.

Ratification of the selection of Crowe will require the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on this proposal. For additional information regarding the vote requirements for Item 3 and the treatment of abstentions and broker "non-votes," please see the Additional Voting Information section.

•Vote Recommendation: Your Board recommends you vote “For” the ratification of the independent registered public accounting firm, Crowe, as the independent auditor of the Company for the fiscal year ending December 31, 2026.

Independent Registered Public Accounting Firm Fees:

The following table sets forth the aggregate fees billed to the Company and its Subsidiaries for the fiscal year ended December 31, 2025, for services rendered by Crowe, our independent registered public accounting firm. Crowe started serving as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

Categories of Service	2025	2024
Audit Fees	$992,660	$1,403,824
Audit-Related Fees	—	—
Tax Fees	54,015	53,928
All Other Fees	72,188	22,313
Total Fees	$1,118,863	$1,480,065

•Audit Fees
Audit fees consist of the aggregate fees billed or expected to be billed by our independent registered public accounting firm for (i) auditing the Company's consolidated financial statements for the relevant fiscal year; (ii) reviewing our unaudited interim financial statement included in our

Quarterly Reports on Form 10-Q filed during the relevant fiscal year; and (iii) for the integrated audit of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act for the relevant fiscal year.

•Audit-Related Fees
Audit-related fees consist of the aggregate fees billed by our independent registered accounting firms for audit, accounting and financial reporting related to other required SEC filings in addition to the annual audited financial statements and unaudited interim quarterly financial statements during the relevant fiscal year.

•Tax Fees
Tax fees consist of the aggregate fees for tax-related services billed by our independent registered public accounting firm for the relevant fiscal year for professional services rendered for the Company's and its subsidiaries' tax compliance, tax advice, tax planning and tax return preparation.

•All Other Fees
All other fees consist of fees billed by our independent registered accounting firm for permissable non-audit services in the relevant fiscal year. The Audit Committee has determined that appropriate safeguards are in place to ensure that the provision of these services is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves all services provided by our independent registered public accounting firm prior to their engagement with respect to such services.

Audit Committee Report

Each member of the Audit Committee qualifies as independent under both the NASDAQ standards for independent directors and the more rigorous SEC standards for independent Audit Committee members. For more detail, see the Corporate Governance section. The Audit Committee assists the Board in fulfilling its oversight role relating to the Company’s financial statements and the financial reporting process, including the system of disclosure controls and the Company’s internal controls and procedures. Its duties include reviewing the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and the Company’s internal audit function. The duties of the Audit Committee are set forth in the Audit Committee Charter, which has been adopted by the Board and is reviewed annually by the Committee. A copy of the current charter of the Audit Committee is available on our website at www.arrowfinancial.com/corporate/governance.

The Audit Committee is responsible primarily for assisting the Board in fulfilling certain oversight responsibilities, including reviewing the financial information that will be provided to shareholders and others; appointing the independent registered public accounting firm; reviewing the services performed by the Company’s independent registered public accounting firm; directly overseeing the Internal Audit department; evaluating the Company’s accounting policies; reviewing the integrity of the financial reporting process and the internal control structure that management and the Board have established; reviewing significant financial transactions and investigating reports of wrongdoing made through the Company’s Ethics Helpline or otherwise; and ensuring implementation of corrective actions. Management of the Company is responsible for preparation and presentation of the Company’s consolidated financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

The Audit Committee has reviewed and discussed with management and Crowe the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025. The Audit Committee has also discussed with management its assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2025, and has discussed with Crowe the matters required to be discussed by the applicable requirements of PCAOB and the SEC. The Audit Committee has received and discussed the written disclosures and the letter from Crowe required by applicable requirements of PCAOB regarding Crowe’s communications with the Audit Committee concerning independence and has discussed with Crowe its independence. Based on this review and discussion, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company, and management’s assertion on the design and effectiveness of internal control over financial reporting of the Company and its Subsidiaries, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.

In fulfilling its responsibility of appointment, compensation and oversight of the services performed by the Company’s independent registered public accounting firm, the Audit Committee regularly meets with the independent registered public accounting firm and reviews the responsibilities and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, overall audit strategy and timing, significant risks identified by the independent registered public accounting firm, any issues encountered during the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm is retained to perform non-audit related services.

The Audit Committee has approved the engagement of Crowe as the Company’s independent registered public accounting firm for 2026 and the scope of its work. To ensure that the appointment of the independent registered public accounting firm is in the best interests of the Company and its shareholders, the Audit Committee annually reviews the engagement and considers several factors, including the independent registered public accounting firm’s qualifications, independence, audit approach, work quality, appropriateness of fees and significant legal or regulatory proceedings related to the firm, along with the impact of changing auditors. The Committee has determined it is in the best interest of the shareholders to reappoint Crowe as the independent registered public accounting firm after thoroughly evaluating these factors.

Daniel J. White, Chair
David G. Kruczlnicki
Philip C. Morris
Raymond F. O'Conor

This foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

Corporate Governance

The Board’s Corporate Governance Guidelines provide the framework within which the Company’s Directors and executive officers manage the business and affairs of the Company. The Company is managed under the direction and oversight of the Board. The Board appoints the CEO, who is responsible for the day-to-day operation of the Company. The Board’s primary responsibilities, thereafter, are to oversee management and to exercise its business judgment to act in what it reasonably believes to be the best interests of the Company and its shareholders. At least once each year, the Board will review the Company’s long-term strategic plans and future key issues.

The Governance and Risk Committee of the Board is responsible for reviewing with the full Board, on an annual basis, the requisite skills and characteristics of all Board members, as well as nominees for Director and the composition of the Board as a whole. This assessment will include whether individual Directors or nominees qualify as independent under applicable law and guidelines, as well as consideration of diversity, age, skills and experience of the Directors as a group in the context of the needs of the Board. The Company believes that a diverse Board advances the Company's interests by providing a variety of perspectives on important matters and improving our service to our communities. A majority of Directors must meet the criteria for general Board independence as required and defined by NASDAQ. Directors generally must satisfy certain other applicable laws, rules and regulations.

The Board’s membership is divided into three classes, as equal in number as possible given the number of Directors. Generally, one class is elected each year by the Company’s shareholders to a term of three years. The Governance and Risk Committee identifies and recommends to the full Board suitable candidates for nomination for Director, including, when appropriate, incumbent Directors. In making its recommendations, the Governance and Risk Committee will consider any proposals it properly receives from shareholders for Director nominees. Shareholders may propose a Director candidate for consideration by the Governance and Risk Committee by following the rules described under “Shareholder Submissions of Director Nominees for the 2027 Annual Meeting” in the Additional Shareholder Information section. The Governance and Risk Committee’s recommendations of candidates for nomination will be based on its determination as to the suitability of the particular individuals, and the slate as a whole, to serve as Directors of the Company, taking into account the criteria discussed above. When evaluating incumbent Directors who are nominated for reelection, the Governance and Risk Committee considers, in addition to past performance, each such Director’s attendance record for meetings of the Company’s Board, the board of directors of Arrow Bank and the committees on which the Director serves, as applicable. See “Director Nomination Process” in the Voting Item 1 – Election of Directors section for a discussion of additional criteria considered in the selection of Directors for nomination.

The Board does not believe that Directors should be subject to term limits. While term limits may in some cases enhance the flow of fresh ideas and viewpoints in the boardroom, they may also result in the loss of knowledgeable and experienced Directors, whose insights into the Company and its operations typically expand and deepen over time. When evaluating whether incumbent Directors should be renominated, the Governance and Risk Committee will consider, in addition to the incumbent’s prior performance on the Board, the same general qualities and attributes, such as suitability, character, general experience and background that it applies to new candidates for Director. Additionally, the Company’s bylaws provide that Directors will retire from the Board at the first Annual Meeting of Shareholders held on or after they attain the age of 75.

Board Leadership Structure:

Currently, the Board leadership structure separates the roles of Chair and CEO. The Board believes that the separation of the offices of the Chair and CEO is appropriate at this time as it maximizes the effectiveness of Board leadership and allows our CEO to focus primarily on management responsibilities. The Chair presides at Board meetings, facilitating teamwork and communication between management and the Board, while providing guidance to the CEO. Further, the Company has a Board comprised largely of Directors who qualify as “independent” under the NASDAQ general independence guidelines. The Company’s bylaws permit the Board to appoint both a chair and vice-chair, as it deems appropriate in its discretion.

The Governance and Risk Committee and the independent Directors will continue to evaluate the Board’s leadership structure as part of its regular review of corporate governance and succession planning to ensure that it remains best suited for the Company and shareholders.

Board Committees:

The Board has three standing committees whose membership and responsibilities must meet certain NASDAQ and SEC requirements. These standing committees are the Audit, Compensation and Governance and Risk Committees (collectively, the “Committees”). The Board may from time to time establish or maintain additional committees, as it deems necessary or appropriate, the membership of which may include one or more Directors, as well as non-Directors. One such additional committee that the Board has established is the Executive Committee, which is described later in this section.

Committee Membership
The Governance and Risk Committee regularly reviews committee membership and makes recommendations for changes on an annual basis, with consideration given to the qualifications and preferences of individual Directors and the specific requirements, if any, of NASDAQ and the SEC for service on such committees. The Board gives consideration to rotating committee members periodically, to the extent feasible under applicable laws and regulations governing the membership requirements of the Committees, but the Board does not believe rotation should be mandated as policy, nor that service by a Director on a committee should be subject to term limits. All members of the three standing Committees are independent Directors, as defined (and generally required) under applicable law, rules and regulations (see “Director Independence” later in this section for more detail). A table showing the current members of each of the standing Committees follows:

Director	Audit Committee	Compensation Committee	Governance and Risk Committee
Mark L. Behan		X
Gregory J. Champion			Chair
James M. Dawsey		X
Kristine D. Duffy		X
Darrin M. Jahnel			X
David G. Kruczlnicki	X	Chair
Elizabeth A. Miller (a)			X
Philip C. Morris	X
Raymond F. O'Conor	X
Colin L. Read			X
Daniel J. White	Chair		X

(a) Ms. Miller is retiring from the Board at the Annual Meeting on June 3, 2026. At that time, her committee membership will cease.

Each of the three standing Committees has its own charter that sets forth the purposes, goals and responsibilities of the Committee, as well as the qualifications for membership, procedures for appointing members, structure and operations and policies for Board oversight of the Committee. Each has the power to hire, at the Company’s expense, independent accounting, compensation, financial, legal or other consultants, as the members may deem necessary and appropriate, consistent with the overall authority to retain such advisors as set forth in the Committee’s charter, including budgeting or professional conditions and limitations. Management approval will not be required for engagement of consultants, although management normally will be advised and consulted prior to any such engagement to avoid, among other things, conflicts of interest.

Committee Descriptions
A description of each of the three standing Committees, as well as the Executive Committee, follows:

•Audit Committee: Daniel J. White is Chair of the Audit Committee; he was appointed to this role in July 2025. The Audit Committee’s primary duties and responsibilities are to select and appoint the independent auditors each year; review financial risk exposures by monitoring the independence and performance of the Company’s independent auditors and Internal Audit department; monitor the quality and integrity of the Company’s financial reporting process and systems of internal controls regarding accounting, financial and legal compliance; and provide a means of communication among the independent auditors, management, the Internal Audit department and the Board. The Audit Committee also reviews business or financial transactions between the Company and Company insiders and their related parties, such as any transactions with an individual Director or business entity in which the Director has a controlling or material interest. In accordance with applicable rules, the Audit Committee must specifically approve in advance all services performed by the independent auditor. The Audit Committee met four times in 2025, all then-serving members attended each of these meetings. For additional information, see the Audit Committee Report section.

•Compensation Committee: David G. Kruczlnicki is Chair of the Compensation Committee; he has served in this role since 2013. The Compensation Committee’s principal responsibility is to review and approve, not less often than annually, all aspects of the compensation arrangements and benefit plans covering the Company's executive officers, including the CEO, subject to full Board approval, where appropriate. The Compensation Committee also reviews compensation paid to Directors and employees in general. The Committee assesses the ways, if any, in which any aspect of its executive compensation program may, as an unintended consequence, incentivize action or activities that expose the Company to inappropriate risks. The Compensation Committee also periodically reviews the compensation of the Board and makes recommendations to the full Board with respect to the types and amounts of compensation payable to the Directors for service on the Company’s Board, the boards of its subsidiary bank and committees thereof. The Compensation Committee also consults with management and provides general oversight of the compensation and benefit programs and policies for employees. The Compensation Committee met five times in 2025, all then-serving members attended each of these meetings. For additional detail regarding executive compensation and the role of the Compensation Committee, see the Compensation Discussion and Analysis section.

•Governance and Risk Committee: Gregory J. Champion is the Chair of the Governance and Risk Committee; he was appointed to this role in July 2025. The Governance and Risk Committee is specifically charged with establishing procedures with respect to the Director nomination process; reviewing and considering Director nominees, including incumbent nominees, and making recommendations to the Board regarding nominees; reviewing and recommending practices and policies related to the Company's environmental, social and corporate governance strategy; reviewing annually and reporting to the Board regarding the independence of Company Directors and satisfaction by the Board and committee members of applicable requirements or qualifications; reviewing annually and reporting to the Board regarding the performance of the Board; reviewing annually Director succession planning; reviewing periodically and making recommendations regarding Company codes of conduct and ethics policies for Directors, executive officers and employees and with respect to Board policy, including the Company's committee charters; reviewing Director training initiatives; and exercising general oversight of the Company’s Enterprise Risk Management ("ERM") program. The Governance and Risk Committee met five times in 2025, and all then-serving members attended each of these meetings.

•Executive Committee: The main purpose of the Executive Committee is to act on matters that may require immediate attention at a time when it is impractical or inconvenient to convene the entire Board. The Executive Committee has the full authority of the Board, subject to certain restrictions established by law or the Company’s governing documents. For example, the Committee is not authorized pursuant to the bylaws to make submissions to shareholders requiring shareholder approval, fill vacancies on the Board or any of its committees, fix compensation of the Board, make changes to the bylaws or repeal any prior resolution of the Board. Because the Board believes proper governance involves the entire Board in the Company’s decision-making process, the Board strives to keep meetings of the Executive Committee to a minimum. The Executive Committee is currently comprised of the Board Chair and the Chairs of the three Board Committees. The Executive Committee did not meet in 2025.

Executive Session
In addition to regular Board and committee meetings, Directors meeting the general independence test under NASDAQ meet on occasion in Executive Session to discuss any matters deemed relevant to the Company’s operation and condition. No current members of management are in attendance during these sessions, which are chaired by the Board Chair. Generally, the Board Chair will poll independent Directors prior to or in connection with each Company Board meeting and, if there is a consensus to do so, an Executive Session will be held. The independent Directors held four Executive Sessions in 2025. NASDAQ rules require that independent directors hold executive sessions at least twice a year.

Attendance
In 2025, the Board had four regularly scheduled meetings, two special Board meetings and 14 separate committee meetings (five Compensation Committee meetings, four Audit Committee meetings and five Governance and Risk Committee meetings.) There was 100% attendance at all regular and special Board meetings, and all then-current Board members met the requirements of Item 402(b) of the SEC’s Regulation S-K by attending more than 75% of the Board and committee meetings in which they were a member. Ten of the 13 then-current Directors attended the 2025 Annual Meeting of Shareholders.

Code of Ethics
The Governance and Risk Committee has adopted a Business Code of Ethics, which applies to all Directors, officers and employees of both the Company and Arrow Bank. The Business Code of Ethics addresses a wide range of issues and is intended to satisfy the requirements for a code of conduct set forth in the listing standards issued by NASDAQ. Additionally, the Governance and Risk Committee has adopted a Financial Code of Ethics, which applies to the Company’s CEO, Chief Financial Officer ("CFO"), Principal Accounting Officer, Controller and any other officers who perform similar functions. The Financial Code of Ethics complies with the SEC’s requirements for a code of conduct established under Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC thereunder.

Complete copies of each of the current charters of the Audit Committee, the Compensation Committee and the Governance and Risk Committee, as well as copies of the Corporate Governance Guidelines, the Business Code of Ethics and the Financial Code of Ethics are available on our website at www.arrowfinancial.com/corporate/governance. The Company intends to post on that page any substantive amendment to, or waiver granted from, the Financial Code of Ethics or Business Code of Ethics that relates to any element of such code enumerated in Item 406(b) of Regulation S-K within four business days of such amendment or waiver.

Insider Trading Policy
The Company's Policy on Insider Trading, among other things, prohibits trading in the Company’s securities when in possession of material non-public information and restricts the ability of Directors and executive officers from transacting in the Company's securities during specific blackout periods, subject to certain limited exceptions, including transactions pursuant to a Rule 10b5-1 trading arrangement that complies with the conditions of Exchange Act Rule 10b5-1. The Policy on Insider Trading is designed to promote compliance with insider trading laws, rules and regulations as well as applicable NASDAQ listing standards. The Company's officers and Directors are required to comply with the Company's Policy on Insider Trading at all times.

Restrictions on Hedging and Pledging
Our Policy on Insider Trading prohibits Directors and executive officers from engaging in any transaction designed to offset or reduce the risk of negative price fluctuations in Company securities. Prohibited hedging transactions generally include all short sales, covered call or put options, collars and forward sales, and may include other forms of derivative transactions in the Company’s securities. Any exceptions to this prohibition must be made by the Board of Directors. In addition, Directors and executive officers must seek Board approval prior to entering into any pledge or other agreement to use Company stock as collateral.

Director Independence:

Under applicable law and regulation, it is the responsibility of the Board to review and make a determination regarding the independence and qualifications of each member, as well as additional review and determination for members of certain committees.

Under the NASDAQ listing standards, a majority of the members of the full Board must meet a general independence requirement. The Board has determined that the following Company Directors met this requirement: Behan, Champion, Dake (prior to his retirement), Duffy, Jahnel, Kruczlnicki, Miller, Morris, O'Conor, Read and White. Director DeMarco is not independent due to his position as the Company President and CEO. Directors Casaccio and Dawsey are also not independent for the reasons noted below.

In making its independence determinations for individual Directors, the Board considers transactions and relationships between (i) the Company and its subsidiaries, and (ii) the Directors and/or their immediate family or any businesses they control. The Board considers the objective tests for Director independence set forth in the NASDAQ listing standards and other regulatory guidelines for such transactions and relationships, as well as a variety of subjective factors, including particular or unique relationships between the Company and the Director, even if such relationships do not exceed the specific dollar threshold that would disqualify such Director under applicable regulatory guidelines. In its review of Director independence at year-end 2025, the Board considered the following 2025 transactions between the Company and the following individual Directors:

•Ms. Casaccio was President and part-owner of JMZ Architects and Planners, PC ("JMZ"), an architectural firm located in Glens Falls, New York. In December 2025, she sold her interest in the firm but continues to work for JMZ as a strategic advisor. In 2016, GFNB engaged JMZ to provide architectural, design and space utilization services for the four buildings located in downtown Glens Falls, New York, that represent Arrow Bank's main campus. The project was completed in 2023. Although there were no 2025 or 2024 payments to JMZ, in 2023 payments to JMZ totaled approximately $127,000, which prevents Ms. Casaccio from being independent under the NASDAQ listing standards. Accordingly, Ms. Casaccio will not be deemed to be an independent director and will not serve on any of the Board’s committees.

•Mr. Dake retired from the Board in June 2025 and is CEO of Stewart’s Shops Corporation ("Stewart's"), a large, private company that owns and operates a regional chain of convenience stores. Prior to Mr. Dake's June 2025 retirement from the Board, the Company's subsidiary bank paid approximately $82,000 to Stewart’s for rent and incidentals for leased space at market rates and other immaterial purchases. The Board has determined that the Company’s payments were well below the objective limits for general Director independence set forth in the NASDAQ listing standards and that the Company’s transactions with Stewart’s did not compromise his independence through the date of his retirement.

•Mr. Dawsey is the President and CEO of MLB Construction Services LLC. MLB Construction Services LLC served as the Company's general contractor leading the multi-year renovation project to enhance and improve the Company's downtown Glens Falls, New York main campus. Although there were no 2025 payments to MLB, in 2024 and 2023 payments to MLB totaled approximately $86,000 and $2.8 million, respectively, which prevent Mr. Dawsey from being independent under the NASDAQ listing standards.

There were no “Compensation Committee interlocks,” as defined under the SEC rules, in existence during fiscal year 2025. No member of the Compensation Committee is a current or former employee of the Company or any of its subsidiaries. No member of the Compensation Committee is party to any related party transactions with the Company requiring disclosure by the Company hereunder.

In addition to meeting NASDAQ general independence standards applicable to Directors, the Directors who serve on the Audit and/or Compensation Committees must meet certain additional independence or regulatory requirements, some of which may be more rigorous than the general standards. The Board has determined that Audit Committee members Kruczlnicki, Morris, O'Conor and White all meet the SEC’s more stringent independence requirements for Audit Committee members. In addition, the Board has determined that Director White qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K (not all Audit Committee members need to be financial experts). Further, the Board has determined that Directors Behan, Dawsey, Duffy and Kruczlnicki, who constitute the Compensation Committee, all meet the independence requirements of NASDAQ and the SEC for Compensation Committee members.

Related Party Transactions:

Under the Company’s Statement of Policy with respect to Related Party Transactions, the Audit Committee or the Board itself must approve certain transactions or relationships between the Company and its “related parties,” including Directors and executive officers, as well as their immediate family members and controlled companies, if such transactions or relationships in any year will involve an aggregate dollar amount of goods, services or payments in excess of $120,000. Loans from Arrow Bank, formerly GFNB, and SNB, prior to its merger with GFNB, to Directors and executive officers, their families and controlled businesses and other related parties, are generally exempt from the above described preapproval policy, as most such loans are subject to Board preapproval under a separate federal banking law, Regulation O.

2025 Transactions with Related Parties
During 2025, several Directors and executive officers and/or their related parties had outstanding loans from Arrow

Bank in amounts of $120,000 or more. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable loans with persons not related to the bank and did not involve more than the normal risk of collectability or present any other unfavorable features. As of February 28, 2026, none of these loans were classified by the Company as a non-accrual, past due, restructured or potential problem loan.

Board Risk Oversight:

The Board has responsibility for the oversight of risk management within the Company. The Board and its committees regularly discuss and review with management the areas of material risk exposure, the potential impact of such risks on the Company, the steps taken to monitor Company exposure to these risks and the controls adopted to mitigate such risk exposure. The Board Committees assist the Board in fulfilling its oversight responsibilities throughout the year. For additional information on the three standing committees, see the Committee Description section.

In addition to these Board Committees, the Company has an ERM Committee at the senior management level to assist the Board by providing reasonable assurance regarding the achievement of the Company’s strategic objectives and to enhance the long-term value of the Company. The ERM Committee uses a Board-approved program that is applied both strategically and tactically, and is designed to identify and manage on a holistic basis, potential and actual risks that may affect the Company. It is based on principles in the "Enterprise Risk Management – Integrated Framework," issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and other regulatory guidance. The Board receives periodic reports from the ERM Committee, which is chaired by the Chief Risk Officer ("CRO") and includes executive, senior and other designated managers as appropriate. The CRO's primary function is to oversee risk management as well as regulatory and compliance requirements. With regard to cyber risk, Arrow employs an in-depth, layered, defensive approach that leverages people, processes and technology to manage and maintain cybersecurity controls. The Board, Chief Information Officer ("CIO"), Director of Information Technology and our ERM Committee all have a role in the cybersecurity risk management program. The Company employs a variety of preventive and detective tools to monitor, block and provide alerts regarding suspicious activity, as well as to report on any suspected advanced persistent threats. Arrow has implemented and regularly reviews and updates extensive systems of internal controls and procedures as well as corporate governance policies and procedures intended to protect its business operations, including the security and privacy of all confidential customer information.

Social Responsibility and Governance:

The Company remains committed to responsible business practices that create long-term value for its shareholders, customers, employees and communities. The Company believes these practices are critical to attracting and retaining the best talent, meeting the evolving needs of its customers and being good stewards of its communities.

The Company integrates corporate responsibility into its operations by fostering a strong governance framework, supporting community engagement and maintaining sound risk management practices.

Community Commitment
Arrow remains dedicated to strengthening the financial well-being of the communities we serve. One way Arrow cares for its communities is through our charitable contributions, partnerships and volunteerism. Since 2019, the Company and its team members have donated more than $4.3 million to non-profit organizations in its service area. The Company also engages in community development efforts through measurable and impactful employee volunteerism, financial literacy initiatives and strategic partnerships with local organizations to meet the financial needs of the low- to moderate-income population. To further assist the communities, Arrow has a lending program to facilitate first-time home ownership.

Governance and Risk Management
Arrow maintains a strong corporate governance framework with independent board oversight, sound risk management and a commitment to data security and privacy. The Company adheres to rigorous compliance standards and proudly maintains a culture of accountability and ethical business practices.

Shareholder Communications With the Board of Directors:

Any shareholder communication that is sent generally to the Company or the Board is directed to the Corporate

Secretary, who will review it and advise the Board of the communication. Any such shareholder communication that is directed to an individual Director, Directors or a committee of the Board will be forwarded by the Corporate Secretary to such Director(s) or committee. The Corporate Secretary will retain and make available all such communications for review by the appropriate parties and will periodically summarize and report all such shareholder communications to the Board. Shareholders may communicate to the Board, to an individual Director or Directors, or to a particular committee of the Board by directing such communication either by email to corporatesecretary@arrowbank.com or in writing to: Board of Directors – Shareholder Communications, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801. If a shareholder intends such communication to be delivered to an individual Director, specific Directors, or particular committee of the Board, we request that this information be prominently displayed at the beginning of the communication.

Named Executive Officers

The Company's Named Executive Officers for 2025 were David S. DeMarco, President and CEO; Penko K. Ivanov, Senior Executive Vice President ("SEVP"), CFO, Treasurer and Chief Accounting Officer ("CAO"); Andrew J. Wise, SEVP, CRO and Corporate Secretary; Marc J. Yrsha, SEVP and Chief Banking Officer ("CBO"); Michael J. Jacobs, Executive Vice President ("EVP") and CIO; and Brooke M. Pancoe, EVP and Chief Human Resources Officer ("CHRO").

Stock Ownership Information

Directors and Executive Officers:

The following table sets forth the beneficial ownership of the Company’s common stock, as defined under SEC rules, as of April 6, 2026, the record date for the 2026 Annual Meeting, for each Director, Director nominee and NEO of the Company, as well as for all Directors and executive officers as a group.

Beneficial ownership includes all shares of common stock for which the individual has sole or shared voting power or investment power and all shares that the individual has the right to acquire within 60 days of the record date through the exercise of any option, restricted stock, RSU, warrant or right. There were 16,526,628 shares of the Company's common stock outstanding as of that date.

Name	Number of Shares Owned (a)		Unvested Restricted Shares	Options Exercisable Within 60 Days	Total Beneficial Ownership of Company Common Stock	Percent of Shares Outstanding (b)
Mark L. Behan	11,308		1,731	6,408	19,447	*
Tenée R. Casaccio	26,431		1,731	7,639	35,801	*
Gregory J. Champion	9,784		1,731	2,380	13,895	*
James M. Dawsey	18,737		1,335	1,462	21,534	*
David S. DeMarco	52,294		44,665	38,175	135,134	*
Kristine D. Duffy	5,897	(c)	1,335	1,462	8,694	*
Penko Ivanov	23,239		8,624	—	31,863	*
Michael J. Jacobs	8,852		4,761	10,944	24,557	*
Darrin M. Jahnel	462		69	—	531	*
David G. Kruczlnicki	58,669		1,731	3,560	63,960	*
Elizabeth A. Miller	44,692	(d)	1,731	6,182	52,605	*
Philip C. Morris	6,172		1,335	1,462	8,969	*
Raymond F. O’Conor	29,024		1,731	2,960	33,715	*
Brooke M. Pancoe	3,716	(e)	4,245	3,843	11,804	*
Colin L. Read	31,665	(f)	1,731	6,754	40,150	*
Andrew J. Wise	18,890		8,076	15,409	42,375	*
Daniel J. White	7,062		939	—	8,001	*
Marc J. Yrsha	7,824		7,343	6,378	21,545	*
Total Shares of Directors and Executive Officers as a Group (18 people)	364,718		94,844	115,018	574,580	3.48%

(a)	The Company has rounded partial share holdings for purposes of the table data.
(b)	The use of an asterisk (“*”) denotes a percentage ownership of less than 1%.
(c)	Includes 1,030 shares held by Director Duffy's spouse.
(d)	Includes 5,847 shares held in the Miller Family Partnership, L.P.
(e)	Includes 25 shares held by Ms. Pancoe's spouse.
(f)	Includes 3,020 shares held by Director Read's spouse.

5% Shareholders:

The following table sets forth the beneficial ownership of the Company’s common stock as of April 6, 2026, the record date for the 2026 Annual Meeting, by the holder known by us to be a beneficial owner of more than 5% of the outstanding shares of the Company's common stock on such date. Beneficial ownership includes all shares of common stock for which the person or entity has sole or shared voting power or investment power.

Name	Shares Owned		Percent
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,251,086	(a)	7.57%	(b)

(a)	The listed number of shares of the Company’s common stock by BlackRock, Inc. ("BlackRock") is based solely upon a Schedule 13F-HR filed by BlackRock on February 12, 2026 with the SEC, its most recent filing. In that schedule, BlackRock reported that as of December 31, 2025, it had sole dispositive power over all such shares and the sole voting power with respect to 1,221,143 shares. BlackRock is an asset management company that provides asset management services to numerous mutual funds.
(b)	Percentage based on 16,526,628 shares of the Company's common stock outstanding on April 6, 2026.

The Company's subsidiary bank, Arrow Bank, in its capacity as fiduciary of numerous accounts in its Wealth Management departments, including, as trustee of the Company's ESOP, held 1,975,779 shares of the Company's common stock, or 12.0% of the total shares outstanding and entitled to vote on the record date. However, Arrow Bank is not the beneficial owner of these shares. Other persons, such as the individual ESOP participants, had the sole power to vote and/or direct the disposition of these shares. See "How are Dividend Reinvestment Plan and other plan shares voted?" in the Additional Voting Information section for more information with respect to the voting of plan shares. As a result, Arrow Bank was not the beneficial owners of more than 5% of the shares of the Company's common stock outstanding and entitled to vote on the record date.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis explains our executive compensation program for our 2025 Named Executive Officers listed below.

NEO	Title
David S. DeMarco	President and Chief Executive Officer
Penko K. Ivanov	Senior Executive Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer
Andrew J. Wise	Senior Executive Vice President, Chief Risk Officer and Corporate Secretary
Marc J. Yrsha	Senior Executive Vice President and Chief Banking Officer
Michael J. Jacobs (a)	Executive Vice President and Chief Information Officer
Brooke M. Pancoe (a)	Executive Vice President and Chief Human Resources Officer

(a)	Mr. Jacobs and Ms. Pancoe were not NEOs in 2024 or prior years.
The Compensation Discussion and Analysis also describes the process followed by the Compensation Committee for making pay decisions, as well as its rationale for specific decisions related to 2025. It is organized as follows:

•Overview
•Philosophy and Program
•Process
•Key Compensation Decisions
•Other Information

Overview:

The following section provides an overview of our business, 2025 performance and our key compensation actions.
Business Environment and Performance
Arrow completed another transformational year in 2025, marked by exceptional performance and a renewed sense of shared purpose. This was the Company's first full year operating as Arrow Bank, delivering results that reflect both the strength of its strategy and the dedication of the people who bring it to life.

The Company successfully completed the integration of its former subsidiary banks and officially launched the Arrow Bank brand. This unification strengthened the Company's foundation. In 2025, Arrow delivered record operating performance, achieving net income of $44.0 million, or $2.65 per share, 50% growth in earnings per share, net interest margin expansion to 3.17% and tangible book value per share (a Non-GAAP financial measure) growth of more than 10%. Return on average assets exceeded 1.20% in the fourth quarter underscoring the momentum that carried Arrow into 2026. These achievements reflect disciplined execution across the Company and the daily efforts of its extraordinary team.

Summary results for the fiscal year ended December 31, 2025 include:

Comparison of 5 Year Cumulative Total Return for 5 Year Period Ended December 31, 2025
(Assumes Initial Investment of $100 at December 31, 2020)

225
200
175
150
125
100
75
2020
2021
2022
2023
2024
2025
Arrow Financial Corporation
Russell 2000 Index
KBW Bank Index
KBW Regional Bank Index
NASDAQ Composite Index

In addition to Arrow's total shareholder return performance, the Company also highlights several important financial achievements in 2025 below.

2025 Returns	2025 Growth	2025 Asset Quality
Enhan Enhanced shareholder value via share repurchases and increased cash dividends Diluted Earnings Per Share of $2.65 Return on average equity (ROE) was 10.66% Return on average assets (ROA) was 1.00%
Loan growth of $59 million, or 1.7%

Total deposit balances were $3.9 billion, a 2.9% increase over 2024

Net Interest Margin improved to 3.17% up from 2.72% in 2024

Total assets of $4.4 billion at December 31, 2025
Maintained strong asset quality, nonperforming assets represented 0.20% of total assets as of December 31, 2025 Net loan charge-offs represented 0.19% of average loans at December 31, 2025

Philosophy and Program:

The following section describes our overall compensation philosophy and program elements. Our executive compensation program is designed to attract and retain key executives and to motivate our executives to improve the Company’s long-term profitability within acceptable risk parameters. We accomplish this through a performance- based reward model including the compensation elements outlined below.

Base Salary
In setting or adjusting base salary levels for our NEOs, the Compensation Committee may consider the following factors: the executive’s position, recent promotions, Company and individual performance, market compensation information, experience, professional standing in the field of banking and financial services and commitment to the community. Base salaries for our NEOs are reviewed and approved annually by the Compensation Committee, typically in the first quarter.

Short-Term Incentive Plan ("STIP")
Our STIP is based on a comprehensive quantitative and qualitative assessment of both Company and individual performance. In setting annual goals under the STIP, the Compensation Committee considers multiple inputs, including but not limited to: specific financial goals, trend analysis regarding our financial performance, general business and economic outlook and individual goals and objectives. The Compensation Committee, in its sole discretion, will determine, on a case-by-case basis, whether an NEO will receive a bonus award for the year and, if so, the amount of this bonus. The Compensation Committee meets at the beginning of each year to determine the STIP awards for the previous year when the Company’s final year-end performance is known.

Long Term Incentive Plan ("LTIP")
The purpose of the LTIP is to provide long-term incentive for executives to achieve financial goals of the Company and align long term economic interests with shareholders. The LTIP allows for grants of various types of equity awards, such as restricted stock, restricted stock units and stock options. The Company’s annual stock awards are typically granted shortly after the close of the Company’s fiscal year, and generally vest in equal increments over a four-year period.

Executive Benefits
Executive benefits are reviewed and approved by the Compensation Committee on an annual basis. NEOs are eligible for the benefits package we offer to our full-time employees, which includes medical, dental, life/long-term disability insurance and qualified retirement plans. In addition, our executive compensation program includes a Supplemental Executive Retirement Plan ("SERP"), Deferred Compensation Plan and limited executive perquisites (the personal use of a company automobile, reimbursement of country club dues and a golf course membership, as applicable). See the following sections for additional information on these programs:
•"Pension Benefits and Table" – contained in the Executive Compensation section
◦"Nonqualified Deferred Compensation" – contained in the Executive Compensation section
◦Agreements with Named Executive Officers section

Compensation Summary
The charts below show the elements of pay and their relative magnitude for our President and CEO, Mr. DeMarco, and our other NEOs as of December 31, 2025 (as disclosed in the Summary Compensation Table).

Compensation Policies and Features
We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our shareholders and executives.

What We Do		What We Don't Do
☑	Maintain a clawback policy	☑	No tax gross ups
☑	Maintain a stock ownership policy	☑	No stock option repricing
☑	Maintain an insider trading policy	☑	No guaranteed incentive payments
☑	Provide for "double-trigger" mechanism for change in control payments	☑	No hedging or pledging of stock

Process:

The following section describes the process and key inputs that are considered in making decisions regarding NEO compensation.

Role of the Compensation Committee, Independent Consultants and Executive Leadership
Each year the Compensation Committee discusses, reviews, recommends and approves certain actions related to NEO compensation and our overall compensation program. The Compensation Committee utilizes outside advisors in certain cases to assist them in the review and decision-making process.

•The Compensation Committee: Oversees our executive compensation policies and process. The Compensation Committee is responsible for the final decisions on components of executive compensation for the CEO and the other NEOs and makes recommendations to the full Board, as appropriate. The Compensation Committee is also responsible for reviewing and approving all aspects of compensation of our CEO and other NEOs, and it considers input from the CEO and the full Board on key compensation policy issues.
•The Committee’s Independent Consultant: The Compensation Committee periodically retains the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide assistance regarding executive and Director compensation, support with compensation policies and proxy disclosures. Pearl Meyer provided no other consulting services in 2025 and has certified its independence for the Committee.
•Executive Leadership: Our CEO provides the Compensation Committee with an annual review of the achievement for the Company's performance and the NEO's individual goals. Executive leadership provides information and data on Company and individual performance and executive compensation to the Compensation Committee. Although our CEO and executive leadership provide insight and recommendations regarding NEO compensation, the Compensation Committee is solely responsible for NEO compensation. Where appropriate, the Board will also make recommendations or determinations regarding NEO compensation.

Peer Group Considerations
Executive Leadership uses peer group data as a point of reference to provide a competitive level of total compensation to our executive team. We do not target our compensation levels solely based on peer group data.

The starting point for our peer group analysis is the New York Bankers Association ("NYBA") Pearl Meyer Survey Report, supplemented by additional data from appropriate peers based on comparable attributes such as size, product offerings and geographical location.

Our compensation benchmarking process resulted in the following combined peer group:

Bar Harbor Bank & Trust Canandaigua National Corporation Camden National Corporation Chemung Financial Corporation Community Bank ConnectOne Bancorp, Inc.	Five Star Bancorp NBT Bank, NA. Pathfinder Bancorp, Inc. Trustco Bank Corp. NY Tompkins Financial Corporation

Periodically, we commission an independent outside consulting firm to conduct a comprehensive review of the Company’s executive compensation program. These periodic reviews provide an independent and objective analysis of all elements of compensation, individually and in aggregate, relative to market and peer group practices.

Previous Say-on-Pay Vote Results
In 2025, 93% of our votes cast were in favor of our “say-on-pay” vote. This suggested to the Committee that shareholders were satisfied with compensation programs and no changes were warranted.

Key Compensation Decisions:

The following section describes the decisions made regarding Executive compensation.

Base Salary Decisions
The Compensation Committee reviews the current base salaries for our NEOs each year. The Committee approved the 2025 base salaries below for Mr. DeMarco and the other NEOs, effective February 1, 2025.

Named Executive Officer	2024 Salary	2025 Salary	% Increase from 2024
David S. DeMarco	$695,000	$715,850	3.00%
Penko K. Ivanov	$410,000	$422,300	3.00%
Andrew J. Wise	$365,000	$375,950	3.00%
Marc J. Yrsha	$325,000	$375,950	15.68%
Michael J. Jacobs (a)	n/a	$260,000	n/a
Brooke M. Pancoe (a)	n/a	$260,000	n/a
(a) Mr. Jacobs and Ms. Pancoe were not NEOs in 2024.

STIP Award Decisions
The Compensation Committee receives input from the CEO for the assessment of the other NEOs performance, which is primarily based on execution of the Company's strategic plan. Similarly, the Compensation Committee determines the STIP for the CEO based on the Company's execution of its strategic plan and the CEO's overall leadership performance. The Compensation Committee sets goals that will result in bonus awards based on the financial performance of the Company.

The chart below reflects each individual's target STIP opportunity. The maximum opportunity is 150% of target.

Named Executive Officer	2025 Base Salary	Target STIP %	Threshold STIP Payout Opportunity	Target STIP Amount	Maximum STIP Payout Opportunity
David S. DeMarco	$715,850	50%	$178,963	$357,925	$536,888
Penko K. Ivanov	$422,300	40%	$84,460	$168,920	$253,380
Andrew J. Wise	$375,950	40%	$75,190	$150,380	$225,570
Marc J. Yrsha	$375,950	40%	$75,190	$150,380	$225,570
Michael J. Jacobs	$260,000	35%	$45,500	$91,000	$136,500
Brooke M. Pancoe	$260,000	35%	$45,500	$91,000	$136,500

The following tabular list shows the most important financial performance measures and goal weighting for 2025.

Company Performance Measure	Target Weight (% of Financial Goals Only)	Target Goal	Actual Achieved	Actual Result
Earnings Per Share (EPS)	80%	$2.60	$2.65	Above Target
Tangible Book Value (TBV) Growth	5%	6.50%	10.31%	Above Target
Return on Assets (ROA)	5%	1.00%	1.00%	Target
Non-Performing Loans	5%	0.50%	0.24%	Above Target
Net Charge-Offs	5%	0.15%	0.19%	Below Target

The following table shows the 2025 STIP award payments that were made in February 2026, which were determined in the sole discretion of the Compensation Committee.

Named Executive Officer	2025 Annual Incentive Actual Awards
	Amount	% of Base Target
David S. DeMarco	$379,401	106.0%
Penko K. Ivanov	$179,055	106.0%
Andrew J. Wise	$159,403	106.0%
Marc J. Yrsha	$159,403	106.0%
Michael J. Jacobs	$96,460	106.0%
Brooke M. Pancoe	$96,460	106.0%

LTIP Award Decisions
At its January 2025 meeting, the Compensation Committee awarded restricted stock to our NEOs which vest 25% per year over a four-year period:

Named Executive Officer	Restricted Stock Awards in January 2025 (# shares)	Grant Date Fair Value of January 2025 Restricted Stock Awards
David S. DeMarco	8,798	$243,265
Penko K. Ivanov	3,708	$102,526
Andrew J. Wise	3,301	$91,273
Marc J. Yrsha	2,939	$81,263
Michael J. Jacobs	1,700	$47,005
Brooke M. Pancoe	1,628	$45,014

Other Information:

The following are other aspects of our compensation that are material to our overall program, process and decisions.

Risk Oversight - Compensation
The Board of Directors, Compensation Committee and executive leadership will endeavor to ensure that proper policies are maintained and followed, to monitor compensation levels carefully and ensure they reflect an appropriate balance of pay-for-performance within acceptable risk parameters. Executive leadership annually monitors and assesses our existing compensation programs, reporting to the Compensation Committee, including with respect to incentives; plan designs; existence of management and Compensation Committee oversight; existence of appropriate risk mitigants; and assigns a risk rating based on their assessment. The Company has determined its compensation programs and policies do not create excessive and unnecessary risk.

Impact of Accounting and Tax on the Form of Compensation
Section 162(m) of the Internal Revenue Code of 1986 generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million. Our Compensation Committee may approve compensation that will not be fully deductible in order to ensure competitive levels of total compensation for its executive officers.

Compensation Committee Report:

The Compensation Committee of the Board has reviewed and discussed with executive leadership the Compensation Discussion and Analysis section, as required by Item 402(b) of the SEC’s Regulation S-K and the Compensation Committee’s Charter. Based on its review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

David G. Kruczlnicki, Chair
Mark L. Behan
James M. Dawsey
Kristine D. Duffy

This foregoing Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

Executive Compensation

Summary Compensation Table:

The following table sets forth information concerning total compensation paid to or earned by each of the NEOs for the years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary	Bonus (a)	Restricted Stock Awards (b)	Option Awards (c)	Non-Equity Incentive Plan Compensation (d)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (e)	All Other Compen- sation (f)	Total
David S. DeMarco, President and CEO	2025	$715,850	$—	$243,265	$—	$379,401	$171,248	$62,642	$1,572,406
	2024	695,000	—	103,926	—	312,750	96,736	25,274	1,233,686
	2023	502,308	—	—	40,100	215,625	151,195	34,304	943,532
Penko K. Ivanov, SEVP, CFO, Treasurer and CAO	2025	422,300	—	102,526	—	179,055	29,508	53,647	787,036
	2024	410,000	—	43,305	—	151,700	11,329	43,487	659,821
	2023	310,154	40,000	—	—	97,500	—	21,678	469,332
Andrew J. Wise, SEVP, CRO and Corporate Secretary (g)	2025	375,950	—	91,273	—	159,403	46,607	55,983	729,216
	2024	365,000	—	51,976	—	135,050	24,759	48,344	625,129
	2023	336,538	—	—	40,100	105,000	47,382	41,458	570,478
Marc J. Yrsha, SEVP and CBO	2025	375,950	—	81,263	—	159,403	40,344	51,309	708,269
	2024	325,000	—	36,378	—	120,250	10,126	45,437	537,191
Michael J. Jacobs EVP and CIO	2025	260,000	—	47,005	—	96,460	41,468	25,696	470,629
Brooke M. Pancoe, EVP and CHRO	2025	260,000	—	45,014	—	96,460	21,276	24,777	447,527

(a)	Represents a one-time sign-on bonus paid in connection with Mr. Ivanov's commencement of employment.
(b)
This column sets forth the grant date fair value of the restricted stock awards granted under the Company’s 2022 LTIP for each of the listed years, calculated in accordance with FASB ASC TOPIC 718 using the assumptions referred to in the Company's financial statements, footnotes to financial statements and Management's Discussions and Analysis in the Company's Form 10-K for the year ended December 31, 2025. The estimated value of each share of restricted stock granted in 2025 under the 2022 LTIP was $27.65, the closing price of our common stock on the date of the grant.

(c)	This column sets forth the grant date fair value of option awards granted under the Company’s 2022 LTIP for 2023, calculated in accordance with FASB ASC TOPIC 718 using the assumptions referred in the Company's financial statements, footnotes to financial statements and Management's Discussions and Analysis in the Company's Form 10-K for the year ended December 31, 2023. The grant date fair value of each stock option granted under the 2022 LTIP, in each case using the Black-Scholes model to estimate fair value, was $8.02 per option share in 2023 (all grants were made February 1, 2023). All such stock options vest ratably in equal installments over the first four anniversaries following the date of grant.
(d)	This column sets forth the STIP payments made for each of the listed years, based on the financial performance of the Company, strategic Company results and individual performance factors during that year, as applicable. STIP amounts payable for a given year are generally paid in February of the succeeding year.
(e)
This column sets forth the actuarial increase during each of the listed years in the present value of the retirement benefits under qualified pension plans and nonqualified deferred compensation plans maintained by the Company that cover such NEO, determined using interest rate, mortality rate and other assumptions consistent with those used in the Company’s financial statements. The net increase in the present value of retirement benefits reported for each of the NEOs for 2025 includes (i) under the Company’s Employees’ Pension Plan (“Pension Plan”), $99,943 for Mr. DeMarco, $18,092 for Mr. Ivanov, $37,304 for Mr. Wise, $32,161 for Mr. Yrsha, $41,468 for Mr. Jacobs and $21,276 for Ms. Pancoe and (ii) under the Company's SERP, $71,305 for Mr. DeMarco, $11,416 for Mr. Ivanov, $9,303 for Mr. Wise and $8,183 for Mr. Yrsha.

(f)	All Other Compensation includes the following components for 2025:

Name	Company Contribution to ESOP	Life Insurance & Long Term Disability Premiums Paid by Company	Dollar Value of Discount in Share Price for Company Common Stock Purchased Under Employees' Stock Purchase Plan	Perquisites Received if Greater than $10,000	Dividends Paid on Unvested Restricted Stock Awards	Total Other Compensation
David S. DeMarco (1)	$21,000	$1,170	$1,167	$25,185	$14,121	$62,642
Penko K. Ivanov (1)	21,000	1,170	940	24,606	5,932	53,647
Andrew J. Wise (1)	21,000	1,170	1,222	26,783	5,809	55,983
Marc J. Yrsha (1)	21,000	1,170	500	23,857	4,783	51,309
Michael J. Jacobs	20,696	1,130	500	—	3,370	25,696
Brooke M. Pancoe	20,474	1,128	500	—	2,675	24,777
(1) NEO received both a country club membership and personal use of a Company vehicle, which is included in Perquisites Received if Greater than $10,000 if applicable.

(g)	Mr. Wise served as the COO of the Company until his appointment on February 1, 2024 as the CRO.

Grants of Plan-Based Awards Table:

As noted in the Compensation Discussion and Analysis section, the Company may award officers and key employees with both an annual STIP and an LTIP award to attract and retain such individuals and to motivate them to improve the Company’s short- and long-term performance, respectively.

The STIP bonus payable to covered individuals, including NEOs, is based on a comprehensive quantitative and qualitative assessment of both Company and individual performance. Because the STIP bonus payment is discretionary, no NEO has a contractual right to a bonus under the STIP for any given year.

The Company’s 2022 LTIP (and its predecessors) authorizes the granting of stock-based awards as a long-term incentive component within the overall compensation program.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan			All Other Stock Awards: Number of Shares of Stock or Units (b)	All Other Share Awards: Number of Securities Underlying Restricted Stock Awards	Grant Date Fair Value of Restricted Stock (c)
		Threshold (a)	Target	Max	Threshold	Target	Max
David S. DeMarco		$179,713	$359,425	$539,138	—	—	—	—	—	—
	1/29/2025							8,798	8,798	$243,265
Penko K. Ivanov		$84,460	$168,920	$253,380	—	—	—	—	—	—
	1/29/2025							3,708	3,708	$102,526
Andrew J. Wise		$75,190	$150,380	$225,570	—	—	—	—	—	—
	1/29/2025							3,301	3,301	$91,273
Marc J. Yrsha		$75,190	$150,380	$225,570	—	—	—	—	—	—
	1/29/2025							2,939	2,939	$81,263
Michael J. Jacobs		$45,500	$91,000	$136,500	—	—	—	—	—	—
	1/29/2025							1,700	1,700	$47,005
Brooke M. Pancoe		$45,500	$91,000	$136,500	—	—	—	—	—	—
	1/29/2025							1,628	1,628	$45,014

(a)	The threshold incentive award to any covered person under the STIP, including an NEO, is not the minimum bonus payment such person may receive under the STIP. The Compensation Committee may choose to pay a bonus under the STIP to any covered person, including an NEO, that is less than their threshold incentive award, or not to pay such person any bonus under the STIP, even if applicable performance thresholds or targets have been met by the Company and/or such person for the year in question.
(b)	Amounts disclosed in this column reflect the number of restricted stock awards granted to our NEOs in 2025.
(c)	Amounts in this column represent the grant date fair values of stock awards granted to our NEOs in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock awards is calculated using the closing market price of our common stock on the grant date.

Outstanding Equity Awards at Fiscal Year-End Table:

The following table shows all outstanding stock-based awards held by each NEO as of December 31, 2025. Such awards consist of stock options to acquire the Company’s common stock and shares of restricted stock granted under the Company’s 2022 LTIP (or predecessor plans).

Name	Securities Underlying Unexercised Options (Exercisable)	Securities Underlying Unexercised Options (Unexer- cisable) (a)	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have Not Vested (a)	Market Value of shares or units of stock that have Not Vested (a)
David S. DeMarco	6,150	—	—	$30.26	1/25/2027	—	—
	5,970	—	—	$27.47	1/31/2028	—	—
	5,796	—	—	$27.35	1/30/2029	—	—
	5,627	—	—	$31.34	1/29/2030	—	—
	5,464	—	—	$27.04	1/27/2031	—	—
	3,979	1,326	—	$33.78	1/26/2032	—	—
	2,575	2,575	—	$31.47	2/1/2033	—	—
						11,882	373,095
Penko K. Ivanov						4,993	156,780
Andrew J. Wise	614	—	—	$30.26	1/25/2027	—	—
	5,628	—	—	$31.34	1/29/2030	—	—
	3,978	1,326	—	$33.78	1/26/2032	—	—
	2,575	2,575	—	$31.47	2/1/2033	—	—
						4,843	152,070
Marc J. Yrsha	845	—	—	$31.34	1/29/2030	—	—
	1,093	—	—	$27.04	1/27/2031	—	—
	1,591	531	—	$33.78	1/26/2032	—	—
	1,545	1,545	—	$31.47	2/1/2033	—	—
						4,019	126,197
Michael J. Jacobs	1,231	—	—	$30.26	1/25/2027	—	—
	1,195	—	—	$27.47	1/31/2028	—	—
	1,160	—	—	$27.35	1/30/2029	—	—
	1,688	—	—	$31.34	1/29/2030	—	—
	1,230	—	—	$27.04	1/27/2031	—	—
	1,591	531	—	$33.78	1/26/2032	—	—
	1,545	1,545	—	$31.47	2/1/2033	—	—
						2,780	87,292
Brooke M. Pancoe	1,093	—	—	$27.04	1/27/2031	—	—
	1,194	397	—	$33.78	1/26/2032	—	—
	773	772	—	$31.47	2/1/2033	—	—
						2,246	70,524

(a)
All stock options and restricted stock granted to NEOs vest ratably in equal installments over the first four anniversaries following the date of the grant. Value of restricted stock calculated using the closing stock price of $31.40 as of December 31, 2025.

Practices Related to the Grant of Equity Awards:

Neither the Board of Directors nor the Compensation Committee has a predetermined schedule with respect to the grant of equity awards. Neither the Board of Directors nor the Compensation Committee take into account material non-public information when determining the timing or terms of equity awards, nor does the Company schedule disclosure of material non-public information for the purpose of affecting the value of executive compensation. The Company has not granted any option awards since 2023.

Option Exercises and Stock Vested Table:

The following table sets forth information regarding stock option exercises and shares vested for each NEO during 2025:

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise		Value Realized on Exercise (a)	Number of Shares Acquired on Vesting (b)	Value Realized on Vesting
David S. DeMarco	—		$—	1,027	$26,558
Penko K. Ivanov	—		$—	428	$11,068
Andrew J. Wise	3,483	(c)	$13,619	514	$13,292
Marc J. Yrsha	—		$—	359	$9,284
Michael J. Jacobs	—		$—	359	$9,284
Brooke M. Pancoe	—		$—	205	$5,301

(a)
Represents the “spread” of options on the date of exercise, i.e., the difference between the dollar value of the shares of common stock for which options were exercised, based on the closing price of the Company's common stock on the date of exercise and the exercise price (purchase price) of such shares under the options.

(b)	Represents the total number of shares of restricted stock that vested during 2025.
(c)	Represents the gross number of options exercised, the actual number of shares received was net of shares surrendered to pay the exercise price.

Pension Benefits and Table:

The Company maintains a qualified retirement plan for eligible employees who have attained the age of 18, completed one year of service and work a minimum of 1,000 hours per calendar year. Eligible compensation under the retirement plan includes salary, overtime, sick pay, bonuses and other cash and non-cash benefits.

Participants in the retirement plan with 25 years of service may retire at any age, participants with 10 years of service may retire at or after age 55, and participants with five years of service may retire at or after age 65. For early retirement prior to age 65, annuity payments, if elected, would be reduced by 0.25% for each month the participant elects to retire before age 65. Participants who are eligible to retire may not commence receipt of their benefit prior to age 55, unless the lump sum present value of the accrued benefit does not exceed $50,000.

The Company maintains an unfunded, non-qualified SERP, in part for the benefit of NEOs, as determined by the Compensation Committee on a case-by-case basis. The SERP contains both a qualified retirement plan “makeup” benefit feature and a special additional SERP benefit feature. For those NEOs who qualify and are selected to participate in the “makeup” benefit feature, the award provides enhanced installment payments post-retirement that are designed to give the NEO the overall level of retirement payments they would have received under the qualified retirement plan alone if there were no limitations on compensation for high-paid personnel under the Internal Revenue Code. Under the additional SERP benefit feature, the Compensation Committee is authorized to grant to selected executive officers additional payments upon their retirement, beyond their SERP “make-up” benefit payments. Such additional payments are also typically structured as post-retirement installment payments, the amounts of which are determined on a case-by-case basis by the Compensation Committee at or before the time of retirement. Messrs. DeMarco, Ivanov, Wise, Yrsha, Jacobs and Ms. Pancoe are eligible to participate in the “make-up” benefit feature of the SERP.

In 2025, none of the NEOs, participated in the special additional benefit feature of the SERP.

The following table sets forth the present value of accumulated benefits under both the qualified and non-qualified retirement plans of the Company payable to each NEO as of December 31, 2025, and the number of years of service credited to them under the plans. The present value was determined using interest rate and mortality rate assumptions consistent with those described in Note 13 in Item 8 of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025, as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Name	Plan Name	Years of Credited Service	Value of Accumulated Benefit as of December 31, 2025 (a)	Payments During Last Fiscal Year
David S. DeMarco	Retirement Plan	38.08	$1,241,658	$—
	SERP	13.00	$71,305	$—
Penko K. Ivanov	Retirement Plan	2.00	$29,421	$—
	SERP	2.00	$11,416	$—
Andrew J. Wise	Retirement Plan	9.00	$206,581	$—
	SERP	7.00	$9,303	$—
Marc J. Yrsha	Retirement Plan	10.00	$123,143	$—
	SERP	2.00	$8,183	$—
Michael J. Jacobs	Retirement Plan	21.50	$259,373	$—
	SERP	2.00	$—	$—
Brooke M. Pancoe	Retirement Plan	7.00	$68,093	$—
	SERP	2.00	$—	$—

(a)	The increase in present value of retirement benefits reported for each of the Named Executive Officers for 2025 includes the Company's contribution.

Nonqualified Deferred Compensation:

The Company has an Executive Officer Deferred Compensation Plan under which an executive officer may elect on a year-to-year basis to defer until retirement all or a portion of his salary or bonus payments otherwise payable to them during and for such year. Amounts deferred earn interest at a rate equal to the highest rate currently paid on individual retirement accounts by Arrow Bank. None of the NEOs elected to defer under the plan in or for 2025 or the prior two years.

Pay Ratio Disclosure:

As of December 31, 2023, the date we selected to identify our median employee, our total employee population, excluding Mr. DeMarco, consisted of 539 employees who were all located in the United States. To identify the median compensated employee, we used Box 5 of Form W-2 compensation for the full year 2023 for all such employees, annualizing compensation for those employees hired during 2023.

As of December 31, 2025, our total employee population, excluding Mr. DeMarco, consisted of 580 employees who were all located in the United States. We used the same median employee as was used for 2023 as there have been no material changes in our employee population or employee compensation arrangements that we believe would result in a significant change to the pay ratio. The 2025 annual total compensation of our median employee was $62,443. Mr. DeMarco's total annual compensation as reported in the Summary Compensation Table for 2025 was

$1,572,406; the ratio of these amounts was 25:1. Mr. DeMarco's 2025 compensation total includes unvested restricted stock awards as shown in the Summary Compensation Table.

Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below. You should refer to the Compensation Discussion and Analysis ("CD&A") for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

Pay Versus Performance Table
The following table provides the information required for our NEOs and Principal Executive Officer ("PEO") for each of the fiscal years ended December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022 and December 31, 2021 along with the financial information required to be disclosed for each fiscal year:

							Year-end value of $100 invested on December 31, 2020 in:
Year	Summary Compensation Table Total for PEO (Murphy)	Compensation Actually Paid to PEO (Murphy)	Summary Compensation Table Total for PEO (DeMarco)	Compensation Actually Paid to PEO (DeMarco)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Arrow Financial Corporation	KBW Regional Banking Index (7)	Net Income (in millions)	Earnings Per Share
	(1)	(1)(2)(3)(4)	(1)	(1)(2)(3)(4)	(5)	(2)(3)(4)(5)				(6)
2025	N/A	N/A	$1,572,406	$1,549,275	$628,535	$627,359	$139.22	$152.71	$43.95	$2.65
2024	N/A	N/A	$1,233,686	$1,230,215	$614,197	$614,702	$122.21	$143.39	$29.70	$1.77
2023	$1,662,004	$692,271	$943,532	$811,730	$541,482	$480,734	$114.09	$126.67	$30.10	$1.77
2022	$1,742,204	$1,922,576	N/A	N/A	$584,089	$562,080	$127.87	$127.17	$48.80	$2.87
2021	$2,146,089	$2,013,535	N/A	N/A	$557,166	$601,047	$124.97	$136.64	$49.90	$2.93
(1) The PEO in each reporting years 2021 through 2023 was Thomas J. Murphy, who was an executive officer until May 12, 2023. The PEO in the reporting years 2024 through 2025 was David S. DeMarco, our current PEO.

(2) Subtractions from, and additions to, total compensation in the Summary Compensation table by year to calculate CAP include:

	2025		2024		2023			2022		2021
	PEO (DeMarco)	Average Non-CEO NEOs	PEO (DeMarco)	Average Non-CEO NEOs	PEO (Murphy)	PEO (DeMarco)	Average of Other Non-PEO NEOs	PEO (Murphy)	Average of Other Non-PEO NEOs	PEO (Murphy)	Average of Other Non-PEO NEOs
Total Compensation from Summary Compensation Table	$1,572,406	$628,535	$1,233,686	$614,197	$1,662,004	$943,532	$541,482	$1,742,204	$584,089	$2,146,089	$557,166
Adjustments for Pension
Adjustment Summary Compensation Table Pension	$(171,248)	$(35,841)	$(96,736)	$(23,300)	$(1,031,417)	$(151,195)	$(51,964)	$(470,237)	$(52,579)	$(908,942)	$(46,099)
Amount added for current year service cost	$97,104	$18,867	$87,095	$22,704	$530,040	$65,438	$24,772	$595,215	$33,255	$571,465	$31,163
Total Adjustments for Pension	$(74,144)	$(16,974)	$(9,641)	$(595)	$(501,377)	$(85,757)	$(27,192)	$124,978	$(19,324)	$(337,477)	$(14,936)
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(243,265)	$(73,416)	$(103,926)	$(45,909)	$(242,704)	$(40,100)	$(26,733)	$(226,485)	$(38,251)	$(187,798)	$(24,251)
Year-end fair value of unvested awards granted in the current year	$276,257	$83,373	$118,027	$52,137	$—	$32,551	$21,701	$230,583	$32,940	$279,970	$54,023
Year-over-year difference of year-end fair values and vest date fair values for awards granted in prior years	$9,997	$3,763	$(5,821)	$(3,475)	$—	$(35,652)	$(25,412)	$38,559	$18,756	$106,511	$29,766
Fair values at vest date for awards granted and vested in current year	$—	$—	$—	$—	$99,539	$—	$—	$—	$—	$—	$—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(6,097)	$(2,436)	$(4,372)	$(2,652)	$(159,079)	$(2,844)	$(3,112)	$(986)	$1,098	$(6,543)	$(721)
Forfeitures during current year equal to prior year-end fair value	$—	$—	$—	$—	$(169,874)	$—	$—	$—	$(17,228)	$—	$—
Dividends or dividend equivalents not otherwise included in total compensation	$14,121	$4,514	$2,261	$999	$3,762	$—	$—	$13,723	$—	$12,783	$—
Total Adjustments for Equity Awards	$51,013	$15,798	$6,169	$1,101	$(468,356)	$(46,045)	$(33,557)	$55,394	$(2,685)	$204,923	$58,817
Compensation Actually Paid (as calculated)	$1,549,275	$627,359	$1,230,215	$614,702	$692,271	$811,730	$480,734	$1,922,576	$562,080	$2,013,535	$601,047

(3) The following table illustrates the valuation assumptions used for stock option awards included as part of CAP:
•Expected life of each stock option is based on the "simplified method" using an average of the remaining vest and remaining term, as of the vest/fiscal year end ("FYE").
•Number of options and exercise price are valued as of FYE 2025 point-in-time.
•Risk-free-rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE.
•Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.

For Stock Options Vesting in
	2025	2024	2023	2022	2021
Expected volatility	32% - 34%	31% - 40%	35% - 40%	36% - 39%	36% - 41%
Expected dividend yield	4.0% - 4.2%	4.0% - 4.3%	3.3% - 3.3%	3.1% - 3.1%	3.4% - 3.6%
Expected term, in years	3.0 - 4.0	3.0 - 4.5	3.0 - 4.5	3.0 - 4.5	3.0 - 4.5
Risk-free interest rate	4.2% - 4.3%	3.8% - 4.2%	3.6% - 4.0%	1.4% - 1.7%	0.2% - 0.5%

(4) The following table illustrates the valuation assumptions as of the vesting date for restricted stock awards that vested in each of 2025, 2024, 2023, 2022 and 2021 (note that no awards vested in 2024):

	Weighted Average Fair Value
	2025	2024	2023	2022	2021
Weighted Average Fair Value at vesting	$25.96	N/A	$22.56	$34.35	$27.61

(5) Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average CAP for Penko Ivanov, Andrew J. Wise, Marc J. Yrsha, Michael J. Jacobs and Brooke M. Pancoe in the 2025 reporting year, Penko Ivanov, David D. Kaiser, Andrew J. Wise and Marc J. Yrsha in the 2024 reporting year, Penko Ivanov, David D. Kaiser and Andrew J. Wise in the 2023 reporting year, and Edward J. Campanella, David S. DeMarco, David D. Kaiser and Andrew J. Wise in the 2021-2022 reporting years.
(6) Earnings per Share is defined in the Compensation Discussion and Analysis section of this Proxy Statement.
(7) The Company updated its TSR comparator group in 2025 to the KBW Regional Banking Index from the ABA NASDAQ Community Bank Index used in 2024. Historical figures have been updated to reflect the KBW Regional Banking Index.

Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•the Company’s Net Income; and
•the Company Selected Measure, for which we have selected Earnings per Share.

CAP and Cumulative TSR / Cumulative TSR of the Peer Group

CAP vs. TSR
Compensation ($)
$2,400,000
$1,600,000
$800,000
$0
Total Shareholder Return on $100 Invested on 12/31/2020
$200.00
$160.00
$120.00
$80.00
2020
2021
2022
2023
2024
2025
PEO (DeMarco) Compensation Actually Paid
PEO (Murphy) Compensation Actually Paid
Average NEO Compensation Actually Paid
AROW value of $100 Invested 12/31/20
KBW Regional Banking Index value of $100 Invested 12/31/20

CAP and Company Net Income as Reported

CAP vs. Net Income as Reported
Compensation ($)
$2,400,000
$1,600,000
$800,000
$0
Net Income as Reported ($M)
$64.00
$48.00
$32.00
$16.00
2021
2022
2023
2024
2025
PEO (DeMarco) Compensation Actually Paid
PEO (Murphy) Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Income as Reported ($Mil.)

CAP and Company Selected Measure, Earnings per Share as Reported

CAP vs. Earnings per Share as Reported
Compensation ($)
$2,400,000
$1,600,000
$800,000
$0
Earnings per Share as Reported
$3.00
$2.50
$2.00
$1.50
2021
2022
2023
2024
2025
PEO (DeMarco) Compensation Actually Paid
PEO (Murphy) Compensation Actually Paid
Average NEO Compensation Actually Paid
Earnings Per Share as Reported

Agreements with Named Executive Officers

Employment Agreements:

The Company has employment agreements with Messrs. DeMarco, Ivanov, Wise and Yrsha (the “Current Employment Agreements”). At the beginning of each calendar year, the Compensation Committee considers the renewal of each of the agreements.

DeMarco Agreement
On February 1, 2026, the term of the employment agreement between Mr. DeMarco and the Company automatically extended for an additional year, so that the term again became three years. Mr. DeMarco's 2026 annual base salary is $775,000 and he is eligible to receive a target cash bonus equal to fifty percent (50%) of his base salary.

Ivanov Agreement
On February 1, 2026, the term of the employment agreement between Mr. Ivanov and the Company automatically extended for an additional year, so that the term again became two years. Mr. Ivanov's 2026 base salary is $434,969 and he is eligible to receive a target cash bonus equal to forty percent (40%) of his base salary.

Wise Agreement
On February 1, 2026, the term of the employment agreement between Mr. Wise and the Company automatically extended for an additional year, so that the term again became two years. Mr. Wise's 2026 base salary is $387,229 and he is eligible to receive a target cash bonus equal to forty percent (40%) of his base salary.

Yrsha Agreement
On February 1, 2026, the term of the employment agreement between Mr. Yrsha and the Company automatically extended for an additional year, so that the term again became two years. Mr. Yrsha's 2026 base salary is $398,507 and he is eligible to receive a target cash bonus equal to forty percent (40%) of his base salary.

General Terms of the Arrow Employment Agreements
Under each employment agreement, the executive is guaranteed their current base annual salary and is entitled to participate in certain other benefit plans, including medical, dental and life insurance plans. The executive is also eligible for (although not entitled to receive) cash awards under the STIP and equity-based awards under the 2022 LTIP; and is also eligible to participate in various retirement and supplemental retirement plans. Each employment agreement contains provisions in the event of termination or change in control described in further detail below.

Change in Control Agreements:
The Company has a change in control agreement with each of Michael J. Jacobs, EVP and CIO and Brooke M. Pancoe, EVP and CHRO. Both change in control agreements contain substantially identical terms. The term of each agreement expires on January 31, 2027. Under the terms of the agreements, if within six (6) months after a change in control of the Company, the executive incurs a termination of employment (i) at the election of the Company or one of its affiliates or (ii) by the executive's election after (a) the executive is not offered a position with the Company or one of its affiliates at a base salary at least equal to the executive's base salary immediately prior to the change in control, or (b) the executive is offered a position with the Company or one of its affiliates, which requires relocation of more than 100 miles, then the executive will be entitled to a cash payment equal to: (x) a cash payment equal to the sum of (i) one year’s Base Salary and (ii) the executive's target bonus for the year in which the termination of employment occurs (or if not yet determined, the prior year), payable over a one-year period in equal installments, subject to applicable withholding and (y) continued insurance coverage for one year, under the Company's group medical, dental and life insurance. The agreement also provides a one-year non-competition restriction and a one-year non-solicitation restriction each in favor of the Company.

Potential Payments Upon Termination or Change in Control:

The description below is based on a theoretical termination or change in control on December 31, 2025 for our NEOs.

Termination for Cause
In the event of a termination of any NEO for cause, the NEO in question would not receive any cash severance payment or enhanced retirement benefits beyond the benefits described in the “Pension Benefits Table” within the Executive Compensation section. Eligibility for regular Company severance or retirement payments is determined in a manner consistent with all employees of the Company under applicable Company plans and policies.

Termination by the Company Other Than for Cause
If there is a termination of any of Messrs. DeMarco, Ivanov, Wise and Yrsha by the Company other than for cause, the executive is entitled under their current employment agreement with the Company to receive a lump-sum payment in an amount equal to the greater of (i) their base salary payable during the remaining term of the agreement or (ii) one year’s base salary. The table later in this section shows the estimated payouts for Messrs. DeMarco, Ivanov, Wise and Yrsha had they been terminated by the Company other than for cause as of December 31, 2025.

The change in control agreements with Mr. Jacobs and Ms. Pancoe do not contemplate termination other than under specific conditions in conjunction with a change in control, therefore there are no estimated payouts for Mr. Jacobs or Ms. Pancoe under this scenario.

The Company does not have a formal written severance plan or policy that generally covers employees or executives who are terminated by the Company other than for cause; therefore, none of the NEOs would be entitled to any additional severance payments under any such policy or plan if terminated by the Company other than for cause. However, under the SERP, executive officers are eligible to participate if so determined by the Compensation Committee. In 2025, as selected by the Compensation Committee, Messrs. DeMarco, Ivanov, Wise and Yrsha participated in the “make-up” benefits feature of the SERP.

For further information concerning the SERP, see the discussion accompanying the “Pension Benefits Table” in the Executive Compensation section. In the past, the Company has, from time to time at the discretion of the Board or its Compensation Committee, awarded severance payments to executives in differing amounts, determined on a case-by-case basis, even in cases where such payments were not required under the SERP or under the terms of any employment agreement between the Company and such officer. Generally, any termination by the Company of an executive other than for cause would not generally result in enhanced retirement benefits beyond the benefits described in the “Pension Benefits Table” in the Executive Compensation section. (The foregoing discussion assumes that the hypothetical termination of an executive by the Company other than for cause is not preceded by a change in control. Any such termination following a change in control may result in a greater payment to the executive, as discussed later in this section.)

Termination for Good Reason
Messrs. DeMarco's, Ivanov's, Wise's and Yrsha's current executive employment agreements provides for payments to the executive if the executive was to voluntarily terminate their employment for “good reason" (as defined by the agreements). The amount due to the executive if they were to terminate their employment for good reason during the term of the agreement, is a lump-sum payment equal to the greater of the amount of (i) their base salary payable during the remaining term of the agreement or (ii) one year’s base salary. For a discussion of the impact of a voluntary termination by an executive of their own employment on any retirement benefits due them under the Company’s qualified retirement plan or under the Company’s nonqualified SERP or any payments under any other severance plan or policy, see the discussion in the preceding section, “Termination by the Company Other Than for Cause.” (The foregoing discussion assumes that the hypothetical termination of the executive by the Company other than for cause is not preceded by a change in control. Any such termination following a change in control may result in a greater payment to the executive, as discussed later in this section.)

The change in control agreements with Mr. Jacobs and Ms. Pancoe do not contemplate termination for good reason therefore there are no estimated payouts for Mr. Jacobs or Ms. Pancoe under this scenario.

Termination in Connection with a Change in Control
Under the employment agreements with Messrs. DeMarco, Ivanov, Wise and Yrsha, if during the term of the agreement there is a change in control (as defined by the agreements) of the Company and, within 12 months after such change in control, either (i) the Company terminates the employment of the executive other than for cause or (ii) such executive terminates their employment with the Company for good reason, the executive will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of their termination (or in a lump sum, in the event of unforeseeable emergency), equal to the present value of two, or in the case of Mr. DeMarco, three times the sum of the executive's (a) annual base salary and (b) target bonus under the STIP for the relative year (the "Base Amount"), in each case subject to downward adjustment to reflect the value of any other “change in control” payments or benefits they might receive following such change in control under other compensatory arrangements then in effect. In addition, all of the outstanding equity awards granted to these executives, to the extent not fully vested, would under the terms of such options vest immediately upon a change in control, regardless of whether the employment of such person is terminated or terminates on or after such change in control. Termination of any of the executives following a change in control would generally not result in enhanced retirement benefits beyond the benefits described in the “Pension Benefits Table” in the Executive Compensation section. Eligibility for other payments would be determined in a manner consistent with all Company employees under applicable plans and policies.

The payments to Mr. Jacobs and Ms. Pancoe under specific scenarios pursuant to a change in control are described in the above Change in Control Agreements paragraph.

Voluntary Termination or Early Retirement
In 2025, the early retirement or voluntary termination of employment by Messrs. DeMarco, Ivanov, Wise and Yrsha, (other than a voluntary termination of employment by the NEO for “good reason,”) would generally not result in any enhanced retirement benefits beyond the benefits described in “Pension Benefits Table” in the Executive Compensation section. To the extent that the NEO may hold unvested equity awards as of the date of self-termination or early retirement, the plan Administrator may choose to accelerate the vesting of such options as of the date of such termination or early retirement. Eligibility for regular Company severance or retirement payments by an executive is determined in a manner consistent with all Company employees under applicable plans and policies. Participation in either the “makeup” benefit feature or the special additional benefit feature of the SERP, including in the event of early retirement, is limited to select executives, as determined from time to time by the Compensation Committee. Participating executives may be eligible for SERP payments upon their termination of employment or early retirement.

The change in control agreements with Mr. Jacobs and Ms. Pancoe do not contemplate voluntary termination or early retirement therefore there are no estimated payouts for Mr. Jacobs or Ms. Pancoe under this scenario.
Death or Disability
Under the terms of the employment agreements, in the event of death or disability, Messrs. DeMarco, Ivanov, Wise and Yrsha would generally not receive any cash severance payment or enhanced retirement benefits beyond those described in “Pension Benefits Table” within the Executive Compensation section. Eligibility for regular Company severance or retirement payments is determined in a manner consistent with all employees of the Company under applicable plans and policies. However, under the standard stock option award agreements and restricted stock award agreements applicable to all equity award recipients, including executives, upon the death or permanent disability of a recipient who holds unvested equity awards, any such awards will be subject to accelerated vesting as of such date.

The change in control agreements with Mr. Jacobs and Ms. Pancoe do not contemplate death or disability therefore there are no estimated payouts for Mr. Jacobs or Ms. Pancoe under this scenario.

Provisions for Non-Compete and Non-Solicitation
Each of the employment agreements for Messrs. DeMarco, Ivanov, Wise and Yrsha, contain non-compete and non-solicitation provisions. For a period of two years following the termination of the executive’s employment, for any reason, they are generally precluded from being employed by, an owner of, or adviser to any bank or insured financial institution located in any New York county in which the Company or its Subsidiaries provide financial services, maintain a branch or office or have acted to establish a branch or office. Under the non-solicitation provision, for a period of two years following the executive’s termination of employment for any reason, they are generally precluded from soliciting customers or clients of the Company or its Subsidiaries on behalf of any other financial institution that provides financial services. The executive is also precluded from employing or soliciting employees of the Company or its Subsidiaries on behalf of another corporation or entity. These employment agreements also contain confidentiality and non-disparagement covenants in favor of the Company.

The provisions for non-compete and non-solicitation for Mr. Jacobs and Ms. Pancoe are described in the above Change in Control Agreements paragraph.

Potential Payments Table:

The table below shows the estimated potential payments and benefits to each of the NEOs upon various "termination of employment" scenarios, assuming the NEO’s employment terminated as of December 31, 2025; the value of the Company’s common stock was $31.40, the closing price of our common stock on December 31, 2025; and in the case of a post change-in-control termination, the triggering change-in-control event occurred in 2025.

Name and Principal Position	Type of Payment	Involuntary Termination Without Cause or Voluntary Termination with Good Reason		Change in Control (a)		Retirement	Death or Disability
David S. DeMarco, President and CEO	Cash Compensation	$1,491,354	(b)	$3,285,752		$—	$—
	Stock Options (c)	—		—		—	—
	Restricted Stock (c)	—		373,095		—	373,095
	SERP – Pension & ESOP (d)	274,087		274,087		274,087	274,087
	Health and Welfare Benefits (e)	41,382		41,382		—	—
	Total	1,806,823		3,974,316		274,087	647,182
Penko K. Ivanov, SEVP, CFO, Treasurer and CFO	Cash Compensation	457,492	(b)	1,202,710		—	—
	Stock Options (c)	—		—		—	—
	Restricted Stock (c)	—		156,780		—	156,780
	SERP – Pension & ESOP (d)	27,984		27,984		27,984	27,984
	Health and Welfare Benefits (e)	589		589		—	—
	Total	486,065		1,388,063		27,984	184,764
Andrew J. Wise, SEVP, CRO and Corporate Secretary	Cash Compensation	407,279	(b)	1,070,706	(f)	—	—
	Stock Options (c)	—		—		—	—
	Restricted Stock (c)	—		152,070		—	152,070
	SERP – Pension & ESOP (d)	70,529		70,529		70,529	70,529
	Health and Welfare Benefits (e)	53,443		53,443		—	—
	Total	531,251		1,346,748		70,529	222,599
Marc J. Yrsha, SEVP and CBO	Cash Compensation	407,279	(b)	1,070,706		—	—
	Stock Options (c)	—		—		—	—
	Restricted Stock (c)	—		126,197		—	126,197
	SERP – Pension & ESOP (d)	26,661		26,661		26,661	26,661
	Health and Welfare Benefits (e)	53,443		53,443		—	—
	Total	487,383		1,277,007		26,661	152,858
Michael J. Jacobs, EVP and CIO	Cash Compensation	—		356,460		—	—
	Stock Options	—		—		—	—
	Restricted Stock	—		—		—	—
	SERP – Pension & ESOP	—		—		—	—
	Health and Welfare Benefits	—		803		—	—
	Total	—		357,263		—	—
Brooke M. Pancoe, EVP and CHRO	Cash Compensation	—		356,460		—	—
	Stock Options	—		—		—	—
	Restricted Stock	—		—		—	—
	SERP – Pension & ESOP	—		—		—	—
	Health and Welfare Benefits	—		293		—	—
	Total	—		356,753		—	—

(a)	Payment in accordance with the terms of the executive contracts and change of control agreements as previously described.
(b)
Messrs. DeMarco, Ivanov, Wise and Yrsha will each receive a lump-sum payment equal to the greater of the amount of (i) their base salary payable during the remaining term of the agreement in effect on December 31, 2025 or (ii) one year’s base salary.

(c)	Reflects accelerated vesting of equity awards.
(d)
Represents $71,305 for benefits under the SERP pension plan and $202,782 for SERP ESOP account value for Mr. DeMarco; and $11,416 for benefits under the SERP pension plan and $16,568 for SERP ESOP account value for Mr. Ivanov; $9,303 for benefits under the SERP pension plan, $61,226 for SERP ESOP account value for Mr. Wise $8,183 for benefits under the SERP pension plan and $18,478 for SERP ESOP account value for Mr. Yrsha. SERP pension plan benefits are payable in the form of an annuity and SERP ESOP account values are payable in a lump sum.

(e)	Represents the projected cost for 24 months of medical and dental insurance coverage under the Company’s fully insured medical and self-insured dental plans, assuming continued cost-sharing by the NEO, plus continued premium payments for 24 months of term life insurance and split-dollar insurance policies.
(f)	Represents the projected cost for 12 months of medical and dental insurance coverage under the Company’s fully insured medical and self-insured dental plans, assuming continued cost-sharing by the NEO, plus continued premium payments for 12 months of term life insurance and split-dollar insurance policies.

Delinquent Section 16(a) Reports

The Company’s executive officers and Directors, as well as any 10% shareholders of the Company, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports with the SEC regarding their ownership of Company stock, including changes in their stock ownership. The Company has received and reviewed copies of these reports filed by the Company’s Directors and executive officers during 2025. Based solely on the Company's review of these 2025 reports and statements, except as listed below, all of the Section 16(a) reports required to be filed by the Directors and executive officers during 2025 were timely filed:

•Directors Behan, Casaccio, Champion, Dake, Dawsey, DeMarco, Duffy, Kruczlnicki, Miller, Morris, O'Conor, Read and White filed late Form 4s disclosing the January 29, 2025 grant of restricted stock.
•Non-director Section 16 filers Ivanov, Jacobs, Kaiser, Pancoe, Wise and Yrsha filed late Form 4s disclosing the January 29, 2025 grant of restricted stock.
•Director Duffy filed a late Form 4 disclosing one August 8, 2025 purchase of 210 shares of stock.

Additional Voting Information

Frequently Asked Questions:

Who is entitled to vote?
The Company has one class of stock outstanding, common stock, $1.00 par value per share. At the close of business on the record date of April 6, 2026, there were 16,526,628 shares outstanding. The holders of these shares are shareholders of record and will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Each of these shareholders will receive notice of the Annual Meeting and instructions on how to vote their shares. Each share outstanding on the record date is entitled to one vote. Shares held in treasury by the Company are not eligible to vote and do not count toward a quorum.

What are broker "non-votes” and how are they voted at the Annual Meeting?
Shares of Company common stock can be held in (i) certificate form; (ii) by “book entry” at the Company's transfer agent, Equiniti Trust Company, LLC; or (iii) in “street name” at a broker. When shares owned by you are held in street name, the broker will solicit your vote and provide the Company with the results of the vote for all of the Company shares it holds in your account. On “routine” matters, if you as the owner of the shares do not provide the broker with voting instructions, the broker has the right to vote these shares in its own discretion. However, a broker is not allowed to exercise its discretion on voting shares held in street name on any “non-routine” matter. On non-routine matters, these shares may only be voted by the broker in accordance with express voting instructions received by it from you, the owner of the shares. Thus, a broker "non-vote” occurs when the broker, bank or other nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares.

This year, the only matter that we expect will be considered a routine matter is Item 3, the ratification of the

Company’s independent registered public accounting firm. We expect that Item 1, the Election of Directors and Item 2, Say-on-Pay will be treated as non-routine matters. Accordingly, if you provide a proxy without giving specific voting instructions or if you do not otherwise provide your broker, bank or other nominee with voting instructions, we expect that your broker, bank or other nominee will not have discretionary authority to vote your shares at the Annual Meeting on any proposal other than Proposal 3.

Alternatively, votes cast by brokers, banks or other nominees in their discretion on routine matters will be counted the same as any other votes that are submitted regarding the proposals. However, some brokers, banks or other nominees may choose not to exercise their discretionary authority if they have not received voting instructions from a beneficial owner. If your shares are held at a broker, bank or other nominee, the Company urges you to provide voting instructions to your broker so that your vote may be counted.

Broker "non-votes” will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

How are Dividend Reinvestment Plan and other plan shares voted?
Shares owned by you in the Arrow Financial Corporation Automatic Dividend Reinvestment Plan (“DRIP”) on the record date will be combined with all other shares owned by you directly on that date and presented to you with voting instructions. Shares owned by Company employees, Directors and other participants in the Company’s 2023 Employee Stock Purchase Plan (and its predecessor plans) as of April 6, 2026, the record date, will be presented to the participants for voting on a separate voting form and will be voted in accordance with their instructions.

Shares owned by Company employees in the Company's ESOP on the record date on a fully vested basis will be voted by the ESOP trustee on behalf of such employees in accordance with voting instructions received from the employees. Participants will receive a separate voting form from the ESOP’s plan administrator for this purpose. If a participant does not provide the trustee with voting instructions for such participant's ESOP shares, the trustee will vote the participant’s shares in accordance with the “mirror voting” provisions of the ESOP. Under the “mirror voting” provisions, all such shares will be voted in a pro rata manner calculated to reflect most accurately the instructions received from those account holders who did provide voting instructions to the trustee.

What constitutes a quorum at the meeting?
There will be a quorum at the Annual Meeting if one-third of the total number of outstanding shares of the Company's common stock are present or represented by proxy. Consistent with applicable state law and the Company's Certificate of Incorporation and bylaws, all shares present or represented by proxy at the Annual Meeting, including so-called broker "non-votes,” will be treated as shares present or represented by proxy for purposes of determining the meeting quorum. Shares held in treasury by the Company are not deemed outstanding and therefore are ignored for purposes of calculating the quorum.

How many votes are required for approval of Item 1?
The first item on the agenda is the election of four Class A Directors to three-year terms. The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy at the Annual Meeting and eligible to vote on such matter is required for the election of each Director. A “plurality” means receiving a higher number of votes for such position than any other candidate, up to the maximum number of Directors to be chosen at the Annual Meeting. Because there are only as many nominees as there are Directors to be elected at this year’s meeting, a Director nominee is assured of being elected if such Director nominee receives any “For” votes, regardless of how many “Withhold Authority” votes are cast for that Director. As a non-routine matter, we expect that your broker, bank, or other nominee will not have discretionary authority to vote on Item 1 and will not cast a vote unless you provide a proxy including specific voting instructions.

What is the impact of a vote to “Withhold Authority” on Item 1?
As discussed in the preceding section, because there are only as many nominees as there are Directors to be elected, if each of the nominees receives any votes in favor of such nominee's election, each will be elected and a ballot marked “Withhold Authority,” like an abstention from voting, will not affect the outcome of this election. However, the Company’s Majority Voting Policy states that if an election of Directors is uncontested, as is the case this year, and a nominee’s “Withhold Authority” votes exceed 50% of the total number of shares present or represented by proxy and entitled to vote at the Annual Meeting with respect to the election of Directors, that Director must tender their resignation following the meeting. The Governance and Risk Committee of the Board is then required to evaluate the tendered resignation and make a recommendation to the Board on appropriate action, which may or may not include the acceptance of such resignation. In determining the appropriate action to be taken by the Company, the Board will take into account the best interests of the Company and its shareholders.

Accordingly, a ballot marked “Withhold Authority,” unlike an abstention from voting, may nevertheless have a negative impact under the Majority Voting Policy because a “Withhold Authority” vote, unlike a shareholder’s abstention from voting, will be treated as a negative vote under the Company’s Majority Voting Policy and may make it somewhat more likely that the nominee will be required to tender their resignation under that policy, even though such person may in fact have been elected.

How many votes are required for approval of Item 2?
The second item on the agenda is the advisory approval of the executive compensation, commonly referred to as "Say-on-Pay." The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on this proposal is required to approve, by advisory vote, the compensation paid to the NEOs. Abstentions and broker “non-votes” will not be counted in determining the number of votes cast and, therefore, are not expected to have any effect on the outcome of this vote. A proxy or ballot marked “Abstain” on Item 2 will not have the same effect as a vote “Against” such item. A proxy or ballot marked “Against” on Item 2 counts in the total number of votes on the item, whereas a vote to “Abstain” on Item 2 is not counted in the total votes on the item. Therefore, a vote “Against” Item 2 makes it more difficult to achieve shareholder advisory approval of Say-on-Pay than a vote to “Abstain.” As a non-routine matter, we expect that your broker, bank or other nominee will not have discretionary authority to vote on Item 2 and will not cast a vote unless you provide specific voting instructions.

How many votes are required for approval of Item 3?
The third item on the agenda is ratification of the independent registered public accounting firm, Crowe. The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on this proposal is required for ratification. A proxy or ballot marked “Abstain” on Item 3 will not have the same effect as a vote “Against” such item. A proxy or ballot marked “Against” on Item 3 counts in the total number of votes on the item, whereas a vote to “Abstain” on Item 3 is not counted in the total votes on the item. Therefore, a vote “Against” Item 3 makes it more difficult to achieve shareholder approval or ratification than a vote to “Abstain.” As a routine matter, your broker, bank, or other nominee is expected to have discretionary authority to vote on Item 3 in the event that you provide a proxy without giving specific voting instructions.

How do I vote?
If you are a shareholder of record as of the close of business on April 6, 2026, you will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. You can ensure that your shares are voted properly by submitting your proxy by calling (800) 690-6903, visiting www.proxyvote.com or by completing, signing and dating the proxy card that will be provided to you upon request. Shareholders of record should receive a notice with voting instructions and the ability to request Proxy Materials. Those shareholders who have previously requested printed or electronic copies of the Proxy Materials will receive a printed or electronic copy of the proxy card, as applicable.

If your shares are held by a broker, bank or other nominee, you must follow the voting instructions on the form you receive from your broker, bank or other nominee.

How can I participate in the Annual Meeting?
To participate, please visit www.virtualshareholdermeeting.com/AROW2026 on the day of the meeting, you will enter your control number to be admitted. No preregistration is required to attend the virtual Annual Meeting.

When can I join the Annual Meeting online?
If you plan to attend, please go to www.virtualshareholdermeeting.com/AROW2026 15 minutes prior to the 10:00 a.m. Eastern Daylight Time meeting start time and sign in using the 16-digit control number included on your proxy card. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Daylight Time. We encourage our shareholders to access the Annual Meeting prior to its start time.

How can I ask questions at the Annual Meeting?
Shareholders may submit questions 15 minutes prior to the Annual Meeting, as well as during the Annual Meeting through a question box at www.virtualshareholdermeeting.com/AROW2026 by entering in the 16-digit control number included on the shareholder's proxy card.

Questions pertinent to meeting matters will be answered either by email or by telephone as quickly as possible after the Annual Meeting. Questions that are not pertinent to meeting matters, such as questions regarding personal matters, including those related to employment, bank or insurance products or service issues, or suggestions for bank facilities, will not be answered.

What if I experience technical difficulties when attempting to access the Annual Meeting?
Please call the technical support number that will be on the meeting log in page for assistance.

What if I have additional questions regarding the Annual Meeting?
You may contact the Company’s Corporate Secretary at corporatesecretary@arrowbank.com.

May I revoke my proxy?
A proxy may be revoked at any time prior to the Annual Meeting by submitting a later vote of your shares either online or by telephone prior to the Annual Meeting or by attending and voting your shares virtually at the Annual Meeting. Simply attending the Annual Meeting is not sufficient to revoke a proxy. You may also revoke your proxy by delivering a written notice of revocation of proxy prior to the Annual Meeting to: Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801. If your shares are held in “street name” by a broker, bank or other nominee, have directed such broker, bank or other nominee to vote your shares and later wish to change your vote, you should instruct such broker, bank or other nominee to change your vote.

How are proxies being solicited?
Proxies are being solicited electronically, by telephone and by mail. Proxies may also be solicited without additional compensation by Directors, officers and other employees personally, by telephone or other means. The Company will bear all costs of proxy solicitation. If the Company utilizes the services of other financial institutions, brokerage houses, custodians, nominees or fiduciaries to solicit proxies, the Company will reimburse them for their out-of-pocket expenses. The Company may, in its discretion, engage at its cost a proxy solicitor to solicit proxies at the Annual Meeting.

Will I have appraisal or similar dissenters’ rights in connection with the proposals being voted on at the Annual Meeting?
No. Appraisal or similar dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.

Householding of Notices to Shareholders:

In some instances, only one copy of the Notice Regarding the Availability of Proxy Materials concerning this Proxy Statement is being delivered for shareholder accounts that contain the same primary Social Security number, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies. The Company will deliver a copy of the Notice Regarding the Availability of Proxy Materials to any shareholder upon request by email to corporatesecretary@arrowbank.com or in writing to: Householding of Notice, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.

Additional Matters for Consideration at the Annual Meeting:

Please note the deadline for submission of proposals by shareholders for consideration at the Annual Meeting has passed. This applies to proposals that shareholders might wish to include in this Proxy Statement, proposals that shareholders might wish to include in their own proxy materials (which they would prepare, file with the SEC and disseminate to shareholders), or proposals that shareholders might wish to submit directly to a shareholder vote at the Annual Meeting. Therefore, no additional matters may be proposed by any shareholder for submission, or submitted, to a vote of the shareholders at the Annual Meeting, other than procedural issues such as adjournment, postponement or continuation. On such procedural issues, all shares represented at the Annual Meeting by proxy may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.

Proxy Cards Returned Without Specific Voting Instructions:

If you return a proxy card without specific voting instructions for any or all items, your shares will be voted “For” each of the Board’s four Class A nominees on Item 1; “For” Say-on-Pay on Item 2; “For” ratification of the appointment of

Crowe on Item 3; and “For” any other procedural matter properly submitted for shareholder consideration, in such manner as the shareholders’ attorneys-in-fact may determine, in their discretion, to be appropriate and in the best interests of shareholders.

Additional Shareholder Information

Shareholder Submissions of Director Nominees for the 2027 Annual Meeting:

Any shareholder submission of a candidate for the Board to consider as one of its nominees for Director at the 2027 Annual Meeting of Shareholders must be in writing and contain certain information about the candidate and comply with certain procedures, which are described in detail in the Company’s bylaws and are in compliance with Regulation 14A of the Exchange Act including, without limitation, Rule 14a-19. All candidates who are properly submitted by shareholders will first be considered by the Governance and Risk Committee of the Board at the time of its normal Director nomination review, and if the Governance and Risk Committee recommends such candidate, such candidate will subsequently be considered by the full Board. Such submissions must be in writing and addressed to: Board of Director Candidates, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.

A shareholder may act directly to nominate such shareholder's own Director candidates at our 2027 Annual Meeting of Shareholders by following the procedures set forth in the subsection below titled “Shareholder Proposals for Presentation at the 2027 Annual Meeting.” Such direct nominations by shareholders not involving the Board’s nomination are subject to the deadlines and procedures described and set forth in our bylaws and applicable rules of the SEC, including minimum advance notice to the Board.

Annual Meeting Shareholder Proposal Process:

Shareholder Proposals for Inclusion in the 2027 Proxy Statement
To be considered for inclusion in our 2027 Proxy Statement, shareholder proposals must be submitted in accordance with SEC’s Rule 14a-8 and must be received by our Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801, no later than December 24, 2026. However, if the date of the next annual meeting is changed by more than 30 days from the anniversary of this year's Annual Meeting, then, to be considered for inclusion in the Company’s 2027 Proxy Statement relating to next year’s annual meeting, notice of a shareholder proposal will need to be received by us in a reasonable amount of time before we begin to print and send our proxy materials for the 2027 Annual Meeting. Additionally, our Company bylaws require, among other things, the name and address of record of the proposing shareholder, appropriate information regarding the matter sought to be presented or person to be nominated, as well as the number of shares of our common stock that are owned by the proposing shareholder.

Shareholder Proposals for Presentation at the 2027 Annual Meeting
If a shareholder wishes to have a proposal presented at our 2027 Annual Meeting but not included in the Company’s 2027 Proxy Statement, including a nomination for the Board of Directors, the shareholder must satisfy the requirements established under our Company bylaws and applicable securities laws. The shareholder must give notice to the Corporate Secretary of the Company of any such proposal for next year’s Annual Meeting no later than February 3, 2027, and the notice provided by the shareholder must contain information required by our bylaws including the name and address of record of the proposing shareholder, appropriate information regarding the matter sought to be presented or the proposed nominee, as well as the number of shares of our common stock that are owned by the proposing shareholder. In the event that the 2027 Annual Meeting will be held on a date that is not within 30 days before or after the anniversary date of the prior year’s annual meeting, notice by the shareholder must be received no later than the earlier of close of business on the 10th day following (i) the day on which notice of the date of the 2027 Annual Meeting is first mailed; or (ii) the date on which public disclosure of the 2027 Annual Meeting date is first made. In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2027 Annual Meeting, notice must be submitted by the above dates under the advance notice provisions of our Bylaws and must include information in the notice required by our Bylaws and Rule 14a-19 under the Securities Exchange Act of 1934, as amended. Under Rule 14a-19, a shareholder intending to engage in a director election contest with respect to the 2027 Annual Meeting must give the Company notice of its intent to solicit proxies by providing the names of its nominees and other required information at least 60 calendar days before the anniversary of the prior year’s annual meeting. This deadline is April 5, 2027.

*****************************
Thank You for Voting Your Shares
*****************************

ARROW Financial Corporation

ARROW FINANCIAL CORPORATION
ATTN: ANDREW J. WISE
250 GLEN STREET
GLENS FALLS, NY 12801

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AROW2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88770-P44612 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARROW FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect each of the following four (4) persons as Class A directors to a term of three (3) years, each to serve until their successors have been duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Class A

01) Mark L. Behan
02) Gregory J. Champion
03) Darrin M. Jahnel
04) Daniel J. White

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on an advisory basis, a resolution relating to the 2025 executive compensation ("Say-on-Pay").	☐	☐	☐
3. To ratify the selection of the independent registered public accounting firm Crowe LLP as the Company's independent auditor for the fiscal year ending December 31, 2026.	☐	☐	☐

4. To transact such other business as may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V88771-P44612

ARROW FINANCIAL CORPORATION
Annual Meeting of Shareholders
June 3, 2026 10:00 a.m. EDT
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of Arrow Financial Corporation, a New York corporation (the "Company"), hereby appoint(s) Marc Yrsha and Andrew Wise, and each of them acting individually, with full power to act alone, the attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held virtually at **www.virtualshareholdermeeting.com/AROW2026**, at 10:00 a.m. EDT on Wednesday, June 3, 2026, and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present.

The undersigned directs that this proxy be voted as specified on the reverse side. **If no direction is made for a proposal, the proxy will be voted: (a) "FOR" all the Company's director nominees in Proposal 1 and (b) "FOR" Proposals 2 and 3.** This proxy may also be voted, in the discretion of the attorneys-in-fact, on any matter that may properly come before the meeting or any adjournments or postponements thereto. The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such stock.

Continued and to be signed on reverse side